Securities and Exchange Commission
Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 23, 2009

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ACTIVEWORLD CORP.
(Name of Registrant as specified in its charter)

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Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

40 Wall Street, 58th Floor

New York, NY 10005

(212) 509-1700

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

See Item 2.01, below, regarding the discussion of the Plan and Agreement of Reverse Acquisition dated September 29, 2009 (the “Reverse Acquisition Agreement”), as reported in the Current Report on Form 8-K filed with the Securities Exchange Commission (the “Commission”) on October 5, 2009.

See Item 2.01, below, regarding the discussion of our private placement of shares pursuant to a number of securities purchase agreements, a form of which is attached hereto as Exhibit 10.1.

Item 2.01

Completion of Acquisition or Disposition of Assets.

OVERVIEW

As used in this report, unless otherwise indicated, the terms “we”, “us”, “our”, “company” and “ActiveWorlds” refer to ActiveWorlds Corp., a company whose shares trade on the OTC Bulletin Board under the symbol AWLD (“ActiveWorlds”). Our consolidated subsidiaries include Dragon Lead Group Limited, our wholly-owned subsidiary which is incorporated under the laws of the British Virgin Islands (“BVI”) (“Dragon Lead”), Wuhan Vogue-Show Jewelry Company Limited, a wholly-owned subsidiary of Dragon Lead which is incorporated under the laws of the People’s Republic of China (“Vogue-Show”), and Wuhan Kingold Jewelry Company Limited, a company limited by shares incorporated under the laws of the People’s Republic of China (“Wuhan Kingold”) which is effectively and substantially controlled by Vogue-Show through a series of captive agreements. We refer to the transactions contemplated by the Reverse Acquisition Agreement as the “reverse acquisition”.

Our shares of common stock, par value $0.001 per share, are referred to herein as our “shares”. “China” or “the PRC” refers to the People’s Republic of China. “RMB” or “Renminbi” refers to the legal currency of China and “$” or “U.S. Dollars” refers to the legal currency of the United States.

ActiveWorlds Corp. is a Delaware corporation incorporated on September 5, 1995. Starting from 1999, through its then wholly-owned subsidiary ActiveWorlds, Inc., our company provided internet software products and services that enabled the delivery of three-dimensional content over the internet. We operated this business until July 10, 2002 when we entered into an agreement to sell the subsidiary to its former management. The sale closed on September 11, 2002, following which we became inactive, ceased conducting any operations and began our search to acquire an operating business.

Dragon Lead was incorporated in the BVI on July 1, 2008 as an investment holding company. Through its wholly owned subsidiary, Vogue-Show, Dragon Lead is principally engaged in design and manufacture of gold ornaments in the PRC.

Vogue-Show was incorporated in the PRC as a wholly-owned foreign enterprise on February 16, 2009. Wuhan Kingold was incorporated in the PRC with limited liability on August 2, 2002 by Jia Zhi Hong, as the major shareholder, and Xue Su Yue who sold her shares in Wuhan Kingold to Jia Zhi Hong and Chen Wei in 2003. On October 26, 2007, Wuhan Kingold was restructured as a joint stock company limited by shares. Its business activities are principally the design and manufacture of gold ornaments in the PRC. Wuhan Kingold’s business license will expire on March 4, 2021 and is renewable upon expiration. The registered capital of Wuhan Kingold is RMB 120 million.

On June 30, 2009, Vogue-Show entered into a series of agreements with Wuhan Kingold and the shareholders of Wuhan Kingold under which Wuhan Kingold agreed to pay 95.83% of its profits to Vogue-Show and approximately 95.83% of Wuhan Kingold’s shareholders have pledged their shares and delegated their voting power in Wuhan Kingold to Vogue-Show. Through such arrangement, Wuhan Kingold became Vogue-Show’s contractually controlled affiliate. In addition, Wuhan Kingold shareholders agreed to grant Vogue-Show a ten-year option to purchase a 95.83% equity interest in Wuhan Kingold at a price based on an appraisal provided by an asset evaluation institution which will be jointly appointed by Vogue-Show and the Wuhan Kingold Shareholders. Concurrently, Wuhan Kingold agreed to grant Vogue-Show a ten-year option to purchase all of Wuhan Kingold’s assets at a price based on an appraisal provided by an asset evaluation institution which will be jointly appointed by Vogue-Show and Wuhan Kingold.

On December 23, 2009, we (i) closed a reverse acquisition transaction, described below, pursuant to which our company became the 100% shareholder of Dragon Lead, and (ii) assumed the operations of Dragon Lead, Vogue-Show and Wuhan Kingold.

We believe that we are one of the leading professional designers and manufacturers of gold jewelry in the central part of China including Hubei, Hunan, Jiangxi, Anhui and Sichuan Provinces. According to statistics provided by Gems and Jewelry Trade Association of China, we ranked first and second in the PRC’s gold industry nationwide in total volume of production in 2007 and 2006, respectively. We offer a wide range of in-house designed products, including but not limited to, gold necklaces, rings, earrings, bracelets, and pendants.

Our current business can be divided into three categories, specifically:

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Conventional manufacturing and sale of gold jewelry with the raw gold material we purchase.

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Customized gold jewelry processing, or production and sale of gold jewelry items based on customers’ specific requirements with respect to style, purity, weight, and quality, using gold raw materials provided by the customer.

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Gold Jewelry recycling and processing, where we receive old jewelry from retailers, and create new jewelry for their customers for a fee.

Our design, manufacturing and processing facilities are located in Wuhan, the capital city of Hubei Province, China. One of the major advantages in Wuhan is that its advanced air, rail and road transportation networks enable us to make timely and cost effectively delivery of our products to more than 200 customers nationwide covering fifteen provinces.

At the end of 2007, our production capacity was approximately six tons of gold jewelry products per year. We expanded our capacity to 12 tons per year in 2008. We expect our production capacity to reach 15 tons gold per year by the end of 2009.

Our executive offices are located at No. 15 Huangpu Science and Technology Park, Jiang’an District, Wuhan, Hubei Province, the People’s Republic of China.

PRINCIPAL TERMS OF THE REVERSE ACQUISITION

On September 29, 2009, we entered into the Reverse Acquisition Agreement with Vogue-Show, Dragon Lead, and the stockholders of Dragon Lead (the “Sellers”). Pursuant to the Reverse Acquisition Agreement, we acquired 100% of Dragon Lead’s issued and outstanding capital stock, making Dragon Lead a wholly-owned subsidiary of our company. In consideration for the purchase of the Sellers’ interest in Dragon Lead, we issued to the Sellers a total of 66,208,466 newly issued shares of our common stock. There was no prior relationship between our company and any of our affiliates, on the one hand, and the Sellers and any of their affiliates on the other. Vogue-Show had previously entered into a series of captive agreements with Wuhan Kingold known as variable interest agreements (the “VIE Agreements”), which is a common structure used to acquire PRC corporations, particularly within certain industries in which foreign investment is restricted or forbidden by the PRC Government.

The closing of this transaction was conditioned upon, among other things, our conducting a private placement of our shares and warrants in the aggregate principal amount of $5,100,000, immediately prior to the closing, which we refer to as the “private placement”. We successfully completed the private placement, which is described in more detail below under the heading “Private Placement”.

Immediately after the closing of the reverse acquisition and the private placement, we had outstanding 83,532,744 shares of common stock, warrants to purchase 1,550,000 shares at an exercise price of $0.598 per share which were issued prior to the private placement and warrants to purchase 5,120,482 shares of common stock at an exercise price of $0.498 per share which were issued in connection with the private placement. We had no shares of preferred stock or options outstanding.

Our shares are currently traded on the Over-the-Counter Bulletin Board under the symbol “AWLD”. We intend to apply for the listing of our shares on the American Stock Exchange or Nasdaq in the future. The transactions contemplated by the Reverse Acquisition Agreement were intended to be a “tax-free” reorganization pursuant to the provisions of Section 351 of the Internal Revenue Code of 1986, as amended.

THE PRIVATE PLACEMENT

On December 23, 2009, immediately prior to the closing of the reverse acquisition, we completed the private placement. Pursuant to a securities purchase agreement (a form of which is attached hereto as Exhibit 10.1) entered into with the investors, we sold an aggregate of 10,240,964 newly issued shares of our common stock at $0.498 per share, for aggregate gross proceeds of approximately $5.1 million. We agreed to file a registration statement with the Commission covering the shares sold in the private placement within 60 days of the closing of the reverse acquisition pursuant to a registration rights agreement with each investor, a form of which is attached hereto as Exhibit 10.2. The investors in the private placement also received warrants to purchase up to 20% of the number of shares which they purchased in the private placement at the price of $0.498 per share (a form of the warrants is attached hereto as Exhibit 10.3). After commissions and expenses, we received net proceeds of approximately $4.55 million in the private placement.

On December 23, 2009 Famous Grow Holdings Limited, a BVI limited liability company that prior to the reverse acquisition was Dragon Lead’s majority shareholder (“Famous Grow”), together with Jia Zhi Hong, chairman of Wuhan Kingold and our chief executive officer and Zhao Bin, our general manager, immediately following the closing of the reverse acquisition, entered into a make good escrow agreement with the investors, pursuant to which, Famous Grow has agreed to deposit 3,791,218 of our shares into an escrow account as make good shares. In the event that the after-PRC-tax net income of Wuhan Kingold for the years ended December 31, 2009, 2010 and 2011, is less than RMB 65.0 million, RMB100.0 million and RMB150.0 million, respectively, as set forth in the make good escrow agreement, part or all of the escrowed make good shares will be transferred to private placement investors on pro rata basis for free.

Baytree Capital Associates, LLP acted as a consultant on the reverse acquisition and the private placement and collectively with other advisors, was paid a total fee of $450,000 and warrants to purchase up to 30% of the number of shares purchased in the private placement at the price of $0.498 per share. None of the controlling stockholders and members of management of the placement agent were, prior to the completion of the reverse acquisition, controlling stockholders or control persons of our company. We also granted Daily Fortune, our PRC based financial advisor that assisted our company with various matters related to the reverse takeover, 833,335 shares, or approximately 1% of our outstanding shares.

RESTRUCTURING OF THE COMPANY

Our wholly owned BVI subsidiary, Dragon Lead, was formerly owned by eight BVI companies whose shareholders are non-PRC residents. Through the reverse acquisition, we became the 100% shareholder of Dragon Lead, and the eight BVI companies became shareholders of our company. We understand that some of these non-PRC individuals are nominee shareholders holding shares on behalf of and for the interest of PRC individuals and PRC companies who are also Wuhan Kingold’s minority shareholders. These Wuhan Kingold minority shareholders do not have any experience in conducting or managing businesses outside the PRC, and therefore believe that to engage nominee shareholders to hold shares on their behalf would be in their best commercial interest, and could provide them with guidance when they evaluate whether to purchase, sell or dispose of Dragon Lead shares prior to the closing of the reverse acquisition, or our shares after the closing.

On December 23, 2009, Fok Wing Lam Winnie, the sole holder of all shares in Famous Grow and the majority shareholder of Dragon Lead prior to the Closing of the Reverse Acquisition, entered into a call option agreement with Jia Zhi Hong and Zhao Bin as an inducement to encourage them to provide services to Wuhan Kingold and our company. Under this call option agreement, Fok Wing Lam Winnie granted to Jia Zhi Hong and Zhao Bin certain call options to acquire up to 100% of the shares of Famous Grow upon satisfaction of certain conditions (“Call Options”).

Dragon Lead set up Vogue-Show in February 2009 and Vogue-Show obtained effective control over Wuhan Kingold upon execution of the VIE Agreements. The establishment of Vogue-Show was approved by the Wuhan Ministry of Commerce on January 15, 2009 and according to Beijing Zhongkai Law Firm, our PRC counsel, the offshore restructuring, establishment of Vogue-Show, and execution and performance of the VIE Agreements and the transactions thereunder do not (i) contravene any provision of applicable PRC laws and regulations; or (ii) contravene the articles of association, business license or other constituent documents of Vogue-Show or Wuhan Kingold. Please see also the risk factors headed “Risks Related to the VIE Agreements”, and “Risks Related to Doing Business in China” in the risk factors section of this document beginning on page 10 for additional information on our corporate structure.

WUHAN KINGOLD’S BUSINESS

Our Company

We believe that we are one of the leading professional designers and manufacturers of gold jewelry in the central part of China including Hubei, Hunan, Henan, Jiangxi, Anhui and Sichuan Provinces. According to statistics provided by Gems and Jewelry Trade Association of China, we ranked first and second in the PRC’s gold industry nationwide in total volume of production in 2007 and 2006, respectively. We offer a wide range of in-house designed products including but not limited to gold necklaces, rings, earrings, bracelets, and pendants.

We have historically sold our products directly to distributors, retailers and other wholesalers, who then sell our products to consumers through retail counters located in both department stores and other traditional stand-alone jewelry stores. We sell our products to our customers at a price that reflects the market price of the base material, plus a mark-up reflecting our design fees and processing fees. Typically this mark-up ranges from 4-6% of the price of the base material.

We aim to become an increasingly important participant in the PRC’s gold jewelry design and manufacturing sector. In addition to expanding our design and manufacturing capabilities, our goal is to provide a large variety of gold products in unique styles and superior quality under our nationwide well-known brand, Kingold.

We are located in Wuhan which is the fourth largest city in China. At the end of 2007 our production capacity was six tons of gold jewelry products per year. This further increased to 12 tons gold per year in 2008 and we expect our production capacity to reach 15 tons gold per year by the end of 2009.

Industry

China’s market for jewelry and other luxury goods is expanding rapidly, in large part due to China’s rapid economic growth. According to the State Bureau of Statistics of China, China’s real gross domestic product, or GDP, grew by 10.4%, 10.7% and 11.4% in 2005, 2006 and 2007, respectively. In 2008, in spite of the global economic slowdown, its GDP still grew by approximately 9%, among the best in the world. Economic growth in China has led to greater levels of personal disposable income and increased spending among China’s expanding consumer base. According to the Economist Intelligence Unit (“EIU”), private consumption has grown at a 9% compound annual growth rate, or CAGR, over the last decade. According to Global Industry Analysts, Inc. (“GIA”), the precious jewelry market in China has increased by 35% since 2001, reaching $14.9 billion in 2006. GIA has predicted that the total market size for precious jewelry will exceed $18.2 billion in 2010. China has historically been the second largest gold consumer following India. Gold consumption in China is largely driven by the demand for gold jewelry, which accounts for 92% of gold consumption. According to the World Gold Council, the gold jewelry market in China has sustained stable growth in recent years, with a yearly average growth rate of over 8% from 2003 to 2006.

We believe that China’s gold jewelry market will continue to grow as China’s economy continues to develop. Because gold has long been a symbol of wealth and prosperity in China, demand for gold jewelry, particularly Karat gold jewelry, is firmly embedded in the country’s culture. The gold jewelry market is currently benefiting from rising consumer spending and rapid urbanization of the Chinese population. We believe that jewelry companies like us, with a developed distribution network, attractive designs and reliable product quality, are well-positioned to build up our brands and capture an increasing share of China’s growing gold jewelry market.

Competitive Strengths

We believe the following strengths contribute to our competitive advantages and differentiate us from our competitors:

Proven manufacturing capability We have developed seven proprietary processes which we believe are well integrated and are crucial to gold jewelry manufacturing, namely the processes for 99.9% gold hardening, rubber mould opening efficiency, solder-less welding, pattern carving, chain weaving, dewaxing casting, and our coloring methods.

Proven design capability We have a large and experienced in-house design team with a track record of developing products that are fashionable and well received in the jewelry market. We launch as many as 900 new products each month and approximately 10,000 every year. As evidence of our design capability, we exhibited a variety of new products with intricate design features during the Beijing Jewelry Trade Fair in November 2008, which have attracted attention from many jewelry retailers and customers. We are committed to further strengthening our design team and continuing to improve the quality and novelty of our products so as to capture increased market share in the high-end gold jewelry market.

Brand awareness We have established the Kingold brand through our focused sales and marketing efforts, and we believe it is well known in China. We continue to devote significant effort towards brand development and marketing in an attempt to enhance the market recognition of our products. Our brand awareness was demonstrated in part by “Kingold” being named a “Famous Brand in Hubei Province”, “Famous Brand in China”, and “Famous Jewelry Brand” by the General Administration of Quality Supervision and China Top Brand Strategy Promotion Committee in 2007. We believe these awards have added credibility to and strengthened customers’ confidence in our products. We have also participated in various exhibitions and trade fairs to promote our products and brands.

Well established distribution network In the jewelry industry, a well established and maintained distribution network is critical to success. We have been actively operating in this industry for more than six years since the gold jewelry industry became open to the private sector in 2002. We have established stable and mutually beneficial business relationships with many business partners, including large distributors, wholesalers and retailers. These relationships are essential to our company, and provide a key competitive advantage for us. We have distributors in almost every province in China.

Advantages of capacity, technology and talent We have expanded our capacity significantly in recent years. At the end of 2007, our production capacity was six tons of gold per year, which was increased to 12 tons per year in 2008. We expect our production capacity to reach 15 tons per year by the end of 2009. We attach great importance to the continuous improvement of our technology. Our gold processing systems dramatically reduce waste during the manufacturing process to approximately only one gram per kilogram of gold, much lower than an industrial average of five grams per kilogram. We were certified as a “High-tech and Innovative Company” by Wuhan Science and Technology Bureau for each the years 2004, 2006 and 2008 and we are now in the application process for 26 patents to protect the manufacturing and processing techniques we have developed. We have made significant investment in training and retaining our own in-house design and manufacturing team, and we work closely with the China Geology University, School of Jewelry in Wuhan, providing internship positions to talented students majoring in jewelry design and jewelry processing technology.

Membership with the Shanghai Gold Exchange Although the Chinese government eliminated the absolute restriction on trading gold in general, the right to purchase gold directly from the Shanghai Gold Exchange is limited. The Shanghai Gold Exchange implements a membership system and only members can buy gold through its trading system. There were only 162 members of the Shanghai Gold Exchange throughout China in 2008. Non-members who want to purchase gold must deal with members at a higher purchase price compared to that for members.

Experienced management We have a strong and stable management team with valuable experience in the PRC jewelry industry. Jia Zhi Hong, our company’s major stockholder and founder, has been working in this industry for more than ten years. Zhao Bin, our general manager, has over 18 years of experience in jewelry businesses administration. Luo Anying, our chief financial officer, has over 20 years of industry experience. Other members of our senior management team all have significant experience in key aspects of our operations, including product design, manufacturing, and sales and marketing.

Our Strategy

Our goal is to be a leading vertically-integrated designer, manufacturer, and retailer of Karat gold jewelry products in China. We intend to achieve our goal by implementing the following strategies:

Continue to specialize in the manufacture of Karat gold jewelry We intend to leverage our experience in jewelry design to introduce new fashionable products with strong market recognition. By investing significantly in research and development, we plan to design new product lines of Karat gold jewelry to meet specific needs of our target customers. By staying on top of market trends, expanding our design team and capabilities, we plan to continue to increase our revenues and market share.

Promotion and better usage of our brand We believe Kingold is a well-known brand in China, and intend to make significant efforts in growing our brand recognition and strengthening our market position. As part of the initiative, we plan to launch an advertising campaign over Chinese television TV networks to promote our gold jewelry products as well as through popular magazines throughout China. Through marketing and promotion of our high end product lines, we believe the credentials and reputation of our brand will be further enhanced.

Increase automation in our production line Our production lines use modern technologies and production techniques that we strive to continuously improve. We plan to increase the level of automation in our production lines by purchasing advanced equipment and facilities to improve our efficiency and precision, lower our average costs, and expand our production capacity.

Penetrate into retail market Retail sales of gold jewelry generate higher margins than wholesale. Our retail revenue, generated mainly through our on-site store sales, accounted for approximately 2.5% of our overall sales in the nine months ended September 30, 2009. To expand our retail sales and increase our margins, we plan to explore the development of a retail store network to be operated under the Kingold brand name. We plan to open two retail stores to explore the viability of this strategy. If the trial operation is successful, we plan to open more retail stores in municipalities and provincial capitals throughout China. We believe that, by gradually moving into the retail market, we can respond more quickly to changes in customer tastes, enhance our brand recognition, and improve our profit margins.

Products

We currently offer a wide range of Karat gold products including 99.9% and 99% pure gold necklaces, rings, earrings, bracelets, pendants and gold bars.

Supply of Raw Materials

We purchase gold, our major raw material, directly from the Shanghai Gold Exchange, an exchange with only 162 members nationwide including us. The membership grants us a privilege to the purchase of gold from the Shanghai Gold Exchange which non-members do not have.

Quality Control

We consider quality control an important factor for our business success. We have a strict quality control system which is implemented by a well-trained team to ensure effective quality control over every step of our business operation, from design and manufacturing to marketing and sales. We have received ISO 9001 accreditation from the International Organization for Standardization (“ISO”) attesting to our quality control systems. In 2004 we were named an “Honest and Trustworthy Enterprise” from Hubei Quality Supervising and Administration Bureau.

Design and Manufacturing

We have adopted a rigorous and systematic approach to product design and manufacturing. We employ a senior design team with members educated by top art schools or colleges in China, with an average of three to five years of experience. Our design team develops and generates new ideas from a variety of sources, including direct customer feedback, trade shows, and industry conferences. We generally test the market potential and customer appeal of our new products and services through a wide out-reach program in specific regions prior to full commercial launch. We have a large-scale production base that includes a 74,933 square feet factory, a dedicated design, sales and marketing team, and more than 485 company-trained employees. Our production lines include automated jewelry processing equipment and procedures that we can rapidly modify to accommodate new designs and styles.

Sales and Marketing

Currently we have over 280 wholesale and retail customers covering 15 provinces in China. Except for our on-site exhibition store we currently do not carry out retail sales of jewelry products. We have very stable relationships with our major customers who have generally increased order volume year by year.

Major Customers

During the year ended December 31, 2008, approximately 21.3% of our net sales were generated from our five largest customers as compared to 17.6% for the year ended December 31, 2007. Our largest customer during the past two years, Shenzhen Yuehao Jewelry Co., Ltd accounted for 9.8% of our net sales for the year ended December 31, 2008 and 11.3% for the year ended December 31, 2007.

Research and Development (“R&D”)

We have our own R&D center made up of a design group and a technical development group. We believe that our company is among the few jewelry manufacturers in PRC that is equipped with modern facilities and technology. Through years of research, we have developed seven techniques which have been key drivers to our competitive strength and operating success. These techniques include 99.99% gold hardening, rubber mould opening efficiency, solder-less welding, pattern carving, chain weaving, dewaxing casting, and our coloring methods. Our track record of technical innovation has resulted in the development and acquisition of industry-leading equipment. This equipment ensures that we are able to produce special patterns and styles efficiently.

Competition

The jewelry industry in China is highly fragmented and very competitive. No single competitor has a significant percentage of the overall market. We believe that the market may become even more competitive as the industry grows and/or consolidates.

We produce high-quality jewelry for which the demand has grown year by year as income levels in China have risen and customers continue to appreciate the high quality of our products. We believe Kingold is well known as a nationwide famous trademark which has substantially differentiated us from most of our competitors.

We compete with local jewelry manufacturers and large foreign multinational companies that offer products similar to ours. Examples of our competition include, but are not limited to, Zhejiang Sun & Moon Jewelry Group Co., Ltd., Shenzhen Bo Fook Jewelry Co., Ltd., Shenzhen Ganlu Jewelry Co., Ltd., Magfrey Jewelry Co., Ltd., and Guangdong Chaohongji Co., Ltd.

Intellectual Property

We rely on a combination of patent, trademark and trade secret protection and other unpatented proprietary information to protect our intellectual property rights and to maintain and enhance our competitiveness in the jewelry industry.

We currently have two patents granted by the State Intellectual Property Office of the PRC, and have filed applications for 24 patents which have been accepted and are under review by the State Intellectual Property Office of the PRC.

We have three registered trademarks in China and have filed applications for registration of seven trademarks which have been accepted and are currently under review by the Trademark Office of the State Administration for Industry and Commerce of the PRC. In particular, “Kingold” has been named as a “Famous Brand in Hubei Province”, “Famous Brand in China”, and “Famous Jewelry Brand” by the General Administration of Quality Supervision and China Top Brand Strategy Promotion Committee.

We have implemented and enhanced file management procedures in an effort to protect our intellectual property rights. However, there can be no assurance that our intellectual property rights will not be challenged, invalidated, or circumvented, that others will not assert intellectual property rights to technologies that are relevant to us, or that our rights will give us a competitive advantage. In addition, the laws of China may not protect our proprietary rights to the same extent as the laws in other jurisdictions.

PRC Government Regulations

We are subject to various PRC laws and regulations which are relevant to our business. Our business license permits us to design, manufacture, sell and market jewelry products to department stores throughout China, and allows us to engage in the retail distribution of our products. Any further amendment to the scope of our business will require additional government approvals. We cannot assure you that we will be able to obtain the necessary government approval for any change or expansion of our business.

Under the applicable PRC laws, supplies of precious metals such as platinum, gold and silver are highly regulated by certain government agencies, such as the People’s Bank of China. The Shanghai Gold Exchange is the only PBOC authorized supplier of precious metal materials and is our primary source of supply for our raw materials, which substantially consist of precious metals. We are required to obtain and hold several membership and approval certificates from these government agencies in order to continue to conduct our business. We may be required to renew such memberships and to obtain approval certificates periodically. If we are unable to renew these periodic membership or approval certificates, it would materially affect our business operations. We are currently in good standing with these agencies.

We have also been granted independent import and export rights. These rights permit us to import and export jewelry in and out of China. With the relatively lower cost of production in China, we intend to expand into overseas markets after the launch of our China-based retail plan. We do not currently have plans to import jewelry into China.

Environment Protection

Our production facilities in Wuhan are subject to environmental regulation by both the central government of the PRC and by local government agencies. We have obtained all necessary operating permits as required from the Environmental Protection Bureau, and believe that we are in compliance with local regulations governing waste production and disposal, and that our production facilities have met the public safety requirements regarding refuse, emissions, lights, noise and radiation. Since our commencement of operations, we have not been cited for any environmental violations.

Tax

Wuhan Kingold was incorporated in the PRC and is subject to PRC income tax which is computed according to the relevant laws and regulations in the PRC. The applicable income tax rate is 25%.

Pursuant to the Provisional Regulation of China on Value-Added Tax and its implementing rules, all entities and individuals that are engaged in the sale of goods, the provision of repairs and replacement services and the importation of goods in China are generally required to pay VAT at a rate of 17.0% of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayer.

Foreign Currency Exchange

Under the PRC foreign currency exchange regulations applicable to us, the Renminbi is convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions. Conversion of Renminbi for capital account items, such as direct investment, loan, security investment and repatriation of investment, however, is still subject to the approval of the PRC State Administration of Foreign Exchange, or SAFE. Foreign-invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from the SAFE. Capital investments by foreign-invested enterprises outside of China are also subject to limitations, which include approvals by the Ministry of Commerce, the SAFE and the State Reform and Development Commission.

Dividend Distributions

Under applicable PRC regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in China is required to set aside at least 10.0% of their after-tax profits each year to its general reserves until the accumulative amount of such reserves has reached 50.0% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a foreign-invested enterprise has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

Employees

At September 30, 2009, we had approximately 485 employees. All of our employees are based in China. There are no collective bargaining contracts covering any of our employees. We believe our relationship with our employees is satisfactory. The company’s full time employees are entitled to employee benefits including medical care, work related injury insurance, maternity insurance, unemployment insurance and pension benefits through a Chinese government mandated multi-employer defined contribution plan. We are required to accrue for those benefits based on certain percentages of the employees’ salaries and make contributions to the plans out of the amounts accrued for medical and pension benefits. The total provisions and contributions made for such employee benefits was $127,318, $53,814 and $32,756 for the years ended December 31, 2008, 2007 and 2006, respectively. The Chinese government is responsible for the medical benefits and the pension liability paid to these employees.

Effective from January 1, 2008, the PRC has introduced a new labor contract law that enhances rights for the nation’s workers, including open-ended work contracts and severance payment. The Law requires employers to enter into labor contracts with their workers in written, restricts the use of temporary laborers and makes it harder to lay off employees. It also requires that employees with a fixed-term contract shall be entitled to an indefinite-term contract after the fixed-term contract has been renewed twice. Although the new labor contract law would increase our labor costs, we do not anticipate there will be any significantly effects on our overall profitability in the near future since such amount was historically not material to our operating cost. Management anticipates this may be a step toward improving candidate retention for skilled workers.

Properties

Our company building is located in #15 Huangpu Science and Technology Park, Jiang’an District, Wuhan, Hubei Province, China, with a total area of 6,961.58 sq.m. We own 100% of our company building.

Legal Proceedings

We are not aware of any pending or threatened legal proceedings involving our company or its assets.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this Current Report on Form 8-K before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. Further, the trading price of our shares could decline due to any of these risks, and an investor may lose all or part of his or her investment. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This Current Report on Form 8-K also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this Current Report on Form 8-K.

RISKS RELATING TO THE VIE AGREEMENTS

The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations

Vogue-Show manages and operates our gold jewelry business through Wuhan Kingold pursuant to the rights its holds under the VIE Agreements. Almost all economic benefits and risks arising from Wuhan Kingold’s operations are transferred to Vogue-Show under these agreements. Details of the VIE Agreements are set out in “Restructuring of the Company” of this document.

There are risks involved with the operation of our business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable. Our PRC counsel has provided a legal opinion that the VIE Agreements are binding and enforceable under PRC law, but has further advised that if the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

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imposing economic penalties;

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discontinuing or restricting the operations of Vogue-Show or Wuhan Kingold;

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imposing conditions or requirements in respect of the VIE Agreements with which Vogue-Show may not be able to comply;

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requiring our company to restructure the relevant ownership structure or operations;

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taking other regulatory or enforcement actions that could adversely affect our company’s business; and

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revoking the business licenses and/or the licenses or certificates of Vogue-Show, and/or voiding the VIE Agreements.

Any of these actions could adversely affect our ability to manage, operate and gain the financial benefits of Wuhan Kingold, which would have a material adverse impact on our business, financial condition and results of operations.

Our ability to manage and operate Wuhan Kingold under the VIE Agreements may not be as effective as direct ownership

We conduct our jewelry processing and sales businesses in the PRC and generate virtually all of our revenues through the VIE Agreements. Our plans for future growth are based substantially on growing the operations of Wuhan Kingold. However, the VIE Agreements may not be as effective in providing us with control over Wuhan Kingold as direct ownership. Under the current VIE arrangements, as a legal matter, if Wuhan Kingold fails to perform its obligations under these contractual arrangements, we may have to (i) incur substantial costs and resources to enforce such arrangements, and (ii) reply on legal remedies under PRC law, which we cannot be sure would be effective. Therefore, if we are unable to effectively control Wuhan Kingold, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

As the VIE agreements are governed by PRC law, we would be required to rely on PRC law to enforce our rights and remedies under them; PRC law may not provide us with the same rights and remedies as are available in contractual disputes governed by the law of other jurisdictions.

The VIE Agreements are governed by the PRC law and provide for the resolution of disputes through court proceedings pursuant to PRC law. If Wuhan Kingold or its shareholders fail to perform the obligations under the VIE Agreements, we would be required to resort to legal remedies available under PRC law, including seeking specific performance or injunctive relief, or claiming damages. We cannot be sure that such remedies would provide us with effective means of causing Wuhan Kingold to meet its obligations, or recovering any losses or damages as a result of non-performance. Further, the legal environment in China is not as developed as in other jurisdictions. Uncertainties in the application of various laws, rules, regulations or policies in PRC legal system could limit our liability to enforce the VIE Agreements and protect our interests.

The payment arrangement under the VIE Agreements may be challenged by the PRC tax authorities

We generate our revenues through the payments we receive pursuant to the VIE Agreements. We could face adverse tax consequences if the PRC tax authorities determine that the VIE Agreements were not entered into based on arm’s length negotiations. For example, PRC tax authorities may adjust our income and expenses for PRC tax purposes which could result in our being subject to higher tax liability, or cause other adverse financial consequences.

Our Shareholders have potential conflicts of interest with our company which may adversely affect our business

Jia Zhi Hong is our chief executive officer and one of our executive directors, and is also the largest shareholder of Wuhan Kingold. There could be conflicts that arise from time to time between our interests and the interests of Mr. Jia. There could also be conflicts that arise between us and Wuhan Kingold that would require our shareholders and Wuhan Kingold’s shareholders to vote on corporate actions necessary to resolve the conflict. There can be no assurance in any such circumstances that Mr. Jia will vote his shares in our best interest or otherwise act in the best interests of our company. If Mr. Jia fails to act in our best interests, our operating performance and future growth could be adversely affected. In addition, some or all of our shareholders could violate the non-competition agreements they have signed with our company by diverting business opportunities from our company to others. In such event, our business, financial condition and results of operation could be adversely affected.

We rely on the approval certificates and business license held by Vogue-Show and any deterioration of the relationship between Vogue-Show and Wuhan Kingold could materially and adversely affect our business operations

We operate our jewelry processing and sales businesses in China on the basis of the approval certificates, business license and other requisite licenses held by Vogue-Show. There is no assurance that Vogue-Show will be able to renew its license or certificates when their terms expire with substantially similar terms as the ones they currently hold.

Further, our relationship with Wuhan Kingold is governed by the VIE Agreements that are intended to provide us with effective control over the business operations of Wuhan Kingold. However, the VIE Agreements may not be effective in providing control over the application for and maintenance of the licenses required for our business operations. Wuhan Kingold could violate the VIE Agreements, go bankrupt, suffer from difficulties in its business or otherwise become unable to perform its obligations under the VIE Agreements and, as a result, our operations, reputations and business could be severely harmed.

If Vogue-Show exercises the purchase options it holds over Wuhan Kingold’s share capital and assets pursuant to the VIE Agreements, the payment of the purchase price could materially and adversely affect our financial position

Under the VIE Agreements, Wuhan Kingold’s shareholders have granted Vogue-Show a ten-year option to purchase 95.83% of the share capital in Wuhan Kingold at a price determined by appraisal by an asset evaluation institution to be jointly appointed by Vogue-Show and Wuhan Kingold’s shareholders. Concurrently, Wuhan Kingold granted Vogue-Show a ten-year option to purchase Wuhan Kingold’s assets at a price determined by appraisal by such asset evaluation institution. As Wuhan Kingold is already our contractually controlled affiliate, Vogue-Show’s exercising of the above two options would not bring immediate benefits to our company, and payment of the purchase prices could adversely affect our financial position.

RISKS RELATED TO OUR OPERATIONS

Jewelry purchases are discretionary, may be particularly affected by adverse trends in the general economy, and an economic decline will make it more difficult to generate revenue.

The success of our operations depends, to a significant extent, upon a number of factors relating to discretionary consumer spending in China. These factors include economic conditions and perceptions of such conditions by consumers, employment rates, the level of consumers’ disposable income, business conditions, interest rates, consumer debt levels, availability of credit and levels of taxation in regional and local markets in China where we manufacture and sell our products. There can be no assurance that consumer spending on jewelry will not be adversely affected by changes in general economic conditions in China and globally.

While the Chinese economy has experienced rapid growth in recent years, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. During the past two decades, the rate of inflation in China has been as high as approximately 20%. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies such as raw materials, it may have an adverse effect on our profitability. During the recent global economic slowdown, PBOC set the interest rate at a rather low level and the central government implemented a RMB 4 trillion stimulus plan which has brought increased liquidity into the market. However, if the global economy continues to recover it is very likely that PBOC will increase the interest rate. Significant rises in interest rates by the central bank could slow economic activity in China which may, in turn, materially increase our costs and reduce demand for our products.

Most of our sales are of products that include gold, precious metals and other commodities, and fluctuations in the availability and pricing of commodities would adversely impact our ability to obtain and make products at favorable prices.

The jewelry industry generally is affected by fluctuations in the price and supply of diamonds, gold, and, to a lesser extent, other precious and semi-precious metals and stones. In the past, we have not hedged our requirement for gold or other raw materials through the use of options, forward contracts or outright commodity purchasing. A significant increase in the price of gold could increase our production costs beyond the amount that we are able to pass on to our customers, which would adversely affect our sales and profitability. A significant disruption in our supply of gold, or other commodities could decrease our production and shipping levels, materially increase our operating costs and materially and adversely affect our profit margins. Shortages of gold, or other commodities, or interruptions in transportation systems, labor strikes, work stoppages, war, acts of terrorism, or other interruptions to or difficulties in the employment of labor or transportation in the markets in which we purchase our raw materials, may adversely affect our ability to maintain production of our products and sustain profitability. Although we generally attempt to pass increased commodity prices to our customers, there may be circumstances in which we are not able to do so. In addition, if we were to experience a significant or prolonged shortage of gold, we would be unable to meet our production schedules and to ship products to our customers in a timely manner, which would adversely affect our sales, margins and customer relations.

Furthermore, the value of our inventory may be affected by commodity prices. We record the value of our inventory at the lower of our cost (using the first-in, first-out method) or market value. As a result, decreases in the market value of precious metals such as gold would result in a lower stated value of our inventory, which may require us to take a charge for the decrease in the value of our inventory.

Our retail expansion strategy depends on our ability to open and operate a certain number of new counters and stores each year, which could strain our resources and cause the performance of our existing operations to suffer.

We have historically been engaged only in the manufacture and wholesale distribution of jewelry products and have only recently begun retail operations. Our retail expansion strategy will largely depend on our ability to find sites for, open and operate new retail locations successfully. Our ability to open and operate new retail locations successfully depends on several factors, including, among others, our ability to:

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identify suitable counter and store locations, the availability of which is outside our control;

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purchase and negotiate acceptable lease terms;

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prepare counters and stores for opening within budget;

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source sufficient levels of inventory at acceptable costs to meet the needs of new counters and stores;

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hire, train and retain personnel;

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secure required governmental permits and approvals;

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successfully integrate new counters and stores into our existing operations;

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contain payroll costs; and

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generate sufficient operating cash flows or secure adequate capital on commercially reasonable terms to fund our expansion plans.

Any failure to successfully open and operate new retail counters and stores could limit our ability to grow our revenues in the manner we desire. In addition, our proposed retail expansion program will place increased demands on our operational, managerial and administrative resources. These increased demands could cause us to operate our business less effectively, which, in turn, could cause deterioration in the financial performance of our overall business.

It is not our intention to open new retail counters and stores that materially cannibalize the sales of our existing distributors. However, as with most growing retail operations, there can be no assurance that sales cannibalization will not inadvertently occur or become more significant in the future as we gradually increase our presence in existing markets. In addition, our relationships with our existing distributor and retailer customers could be jeopardized by our move to expand retail operations.

Competition in the jewelry industry could cause us to lose market share, thereby materially and adversely affecting our business, results of operations and financial condition.

The jewelry industry in China is highly fragmented and very competitive. We believe that the market may become even more competitive as the industry grows and/or consolidates. We compete with local jewelry manufacturers and large foreign multinational companies that offer products that are similar to ours. Some of these competitors have larger local or regional customer bases, more locations, more brand equity, and substantially greater financial, marketing and other resources than we have. As a result of this increasing competition, we could lose market share, thereby materially and adversely affecting our business, results of operations and financial condition.

We may need to raise additional funds in the future. These funds may not be available on acceptable terms or at all, and, without additional funds, we may not be able to maintain or expand our business.

Our operations require substantial funds to finance our operating expenses, to maintain and expand our manufacturing, marketing and sales capabilities and to cover public company costs. Our capital needs will increase as one seek to develop and expand retail sales operations. In addition to the funds required to select retail locations, additional working capital will be needed to operate a retail business due to longer sales and collection cycles and higher inventory levels required to support retail stores. Without these funds, we may not be able to meet our goals.

We may seek additional funding through public or private financing or through collaborative arrangements with strategic partners. However, you should also be aware that in the future:

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we cannot be certain that additional capital will be available on favorable terms, if at all;

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any available additional financing may not be adequate to meet our goals; and

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any equity financing would result in dilution to stockholders.

If we cannot raise additional funds when needed, or on acceptable terms, we may not be able to effectively execute our growth strategy (including entering the retail market), take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. In addition, we may be required to scale back or discontinue expansion plans, or obtain funds through strategic alliances that may require us to relinquish certain rights.

Our ability to maintain or increase our revenue could be harmed if we are unable to strengthen and maintain our brand image.

We believe that primary factors in facilitating customer buying decisions in China’s jewelry sector include price, confidence in the merchandise sold, and the level and quality of customer service. The ability to differentiate our products from competitors’ by our brand-based marketing strategies is a key factor in attracting consumers, and if our strategies and efforts to promote our brand, such as television and magazine advertising and beauty contest sponsorships, fail to garner brand recognition, our ability to generate revenue may suffer. If we are unable to differentiate our products, our ability to sell our products wholesale and our planned sale of products retail will be adversely affected. If we fail to identify or react appropriately or timely to customer buying decisions, we could experience reduction in consumer recognition of our products, a diminished brand image, higher markdowns, and costs to recast overstocked jewelry. These factors could result in lowering selling prices and sales volumes for our products, which could adversely affect our financial condition and results of operations

There is only one source in China for us to obtain the precious metals used in our jewelry products; accordingly, any interruptions of our arrangement with this source would disrupt our ability to fulfill customer orders and substantially affect our ability to continue our business operations.

Under the PRC law, supply of precious metals such as platinum, gold, and silver are highly regulated by government agencies. The Shanghai Gold Exchange is the only supplier in China for gold used for our jewelry products. We are required to obtain and maintain several membership and approval certificates from government agencies in order to do business involving precious metals. The loss of our relationship or failure to renew our membership with the Shanghai Gold Exchange, or its inability to furnish precious metals to us as anticipated in terms of cost, quality, and timeliness, would adversely affect our ability to fulfill customer orders in accordance with our required delivery, quality, and performance requirements. If this situation were to occur, we would not have any alternative suppliers in China to obtain our raw materials, which would result in a decline in revenue and revenue potential and risk the continuation of our business operations.

If we are not able to adapt to changing jewelry trends in China, our inventory may be overstocked and we may be forced to reduce the price of our overstocked jewelry or incur the cost to recast it into new jewelry.

Our jewelry sales depend on consumer fashions, preferences for jewelry and the demand for particular products in China. Jewelry design trends in China can change rapidly. The ability to predict accurately future changes in taste, respond to changes in consumer preferences, carry the inventory demanded by customers, deliver the appropriate quality, price products correctly and implement effective purchasing procedures, all have an important influence on determining sales performance and achieved gross margin. If we fail to anticipate, identify or react appropriately to changes in styles and trends, we could experience excess inventories, higher than normal markdowns or an inability to sell our products. If such a situation exists, we may need to incur additional costs to recast our products to fit the demand, and labor and manufacturing costs invested in the recast products would be lost.

Our failure to manage growth effectively could have an adverse effect on our employee efficiency, product quality, working capital levels, and results of operations.

We intend to develop the retail distribution of our products, which we believe will result in rapid growth, but will also place significant demands on our managerial, operational and financial resources. Any significant growth in the market for our current wholesale business and our planned retail distribution would require us to expand our managerial, operational, financial, and other resources. During any period of growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capabilities. We also will need to continue to expand, train and manage our employee base. If we are unable to successfully build these skills and expand our number of skilled management and staff, we may be unsuccessful in achieving our intended level of growth.

Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance the purchases of raw materials and supplies, development of new products, establishment of new retail stores, and the hiring of additional employees. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure you that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

We rely on our distribution network for virtually all of our revenues. Failure to maintain good distributor relations could materially disrupt our distribution business and harm our net sales.

Our business depends directly on the performance of our more than 200 distributors. Our largest distributor accounted for approximately 9.8% and 11.3% of our gross revenues in 2008 and 2007 respectively. As we do not have long-term contracts with our distributors, it is critical that we maintain good relationships with them. However, maintaining good relationships with existing distributors and replacing any distributor is difficult and time consuming. Our failure to maintain good relationships with our distributors could materially disrupt our distribution business and harm our net sales.

We must maintain a relatively large inventory of our raw materials and jewelry products to support customer delivery requirements, and if this inventory is lost due to theft, our results of operations would be negatively impacted.

We purchase large volumes of precious metals and store significant quantities of raw materials and jewelry products at our warehouse and show room in Wuhan, China. Although we have an inventory security system in place, we may be subject to future significant inventory losses due to third-party or employee theft from our warehouses or other forms of theft. The implementation of security measures beyond those that we already utilize, which include onsite police deployment, security cameras, and alarm systems in our warehouse, would increase our operating costs. Also, any such losses of inventory could exceed the limits of, or be subject to an exclusion from, coverage under our insurance policies. Claims filed by us under our insurance policies could lead to increases in the insurance premiums payable by us or the termination of coverage under the relevant policy.

Our business could be materially adversely affected if we cannot protect our intellectual property rights.

We have developed trademarks, patents, know-how, trade-names and other intellectual property rights that are of significant value to us. In particular, we have applied for patents on a limited number of designs of our jewelry products and trademarks as well. However, the legal regime governing intellectual property in the PRC is still evolving and the level of protection of intellectual property rights in the PRC may differ from those in other jurisdictions. Thus, it may be difficult to enforce our rights relating to these designs as well as our trademarks. In the event of the occurrence of any unauthorized use of or other infringement to our designs and trademarks, it could result in potential sales of products being diverted to such unauthorized sellers and potential damage or dilute the value of such rights and our brand.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial conditions and results of operations.

Our success, to a great extent, has been attributable to the management, sales and marketing, and operational and technical expertise of certain key personnel. Moreover, our daily operation and performance rely heavily on our senior management. There can be no assurance that we will be able to retain these officers or that such personnel may not receive any/or accept competing offers of employment. The loss of a significant number of these employees could have a material adverse effect upon our business, financial condition, and results of operations. We do not maintain key-man life insurance for any of our senior management.

We have significant outstanding borrowings, and we may not be able to obtain extensions when they become mature.

Our notes payable to banks for short-term borrowings as of September 30, 2009, December 31, 2008 and 2007 were $8.8 million, $14.2 million, $13.3 million, respectively. These loans are either collateralized by our buildings, plant and machinery or guaranteed by a third party guarantor at the cost of certain guaranty fees. Interest expense paid for the nine months ended September 30, 2009 and years ended December 31, 2008 and 2007 were $589,256, $1,393,130 and $410,349, respectively, and fees paid to a third party guarantor for the nine months ended September 30, 2009 and years ended December 31, 2008 and 2007 were $174,241, $342,626 and $110,710, respectively. Although we have renewed our borrowings in the past, we cannot assure you that we will be able to renew these loans in the future as they become mature. If we are unable to obtain renewals of these loans or sufficient alternative funding on reasonable terms from banks or other parties, we will have to repay these borrowings with the cash on our balance sheet or cash generated by our future operations, if any. We cannot assure you that our business will generate sufficient cash flow from operations to repay these borrowings.

Our quarterly results may fluctuate because of many factors and, as a result, investors should not rely on quarterly operating results as indicative of future results.

Fluctuations in operating results or the failure of operating results to meet the expectations of public market analysts and investors may negatively impact the value of our securities. Quarterly operating results may fluctuate in the future due to a variety of factors that could affect revenues or expenses in any particular quarter. Fluctuations in quarterly operating results could cause the value of our securities to decline. Investors should not rely on quarter-to-quarter comparisons of results of operations as an indication of future performance. As a result of the factors listed below, it is possible that in future periods the operation results may be below the expectations of public market analysts and investors. This could cause the market price of our securities to decline. Factors that may affect our quarterly results include:

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vulnerability of our business to a general economic downturn in China;

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fluctuation and unpredictability of costs related to the gold, platinum and precious metals and other commodities used to manufacture our products;

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seasonality of our business;

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changes in the laws of the PRC that affect our operations;

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our recent entry into the retail jewelry market;

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competition from our competitors;

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our ability to obtain all necessary government certifications and/or licenses to conduct our business; and

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development of a public trading market for our securities after this offering.

The loss or significant reduction in business of any of our key customers may affect our revenues and earnings.

We are dependent on a limited number of customers for a large portion of our business. During the nine months ended September 30, 2009, approximately 33.0% of our net sales were generated from our five largest customers as compared to 21.3% for the year ended December 31, 2008. Our largest customer accounted for 7.3%, 9.8% and 11.3% of our net sales during the nine months ended September 30, 2009 and for the years ended December 31, 2008 and 2007, respectively. All purchases of our products by customers are made through purchase orders and we do not have long-term contracts with any of our customers. The loss of those customers, or any of our other customers to which we sell a significant amount of our products or any significant portion of orders from those customers, or such other customers or any material adverse change in the financial conditions of such customers could negatively affect our revenues and decrease our earnings, if we cannot find new customers timely.

We may not maintain sufficient insurance coverage for the risks associated with our business operations. As a result, we may incur uninsured losses.

Except for property, accident and automobile insurance, we do not have other insurance such as business liability or disruption insurance coverage for our operations in the PRC. As a result, we may incur uninsured liabilities and losses as a result f the conduct of our business. There can be no guarantee that we will be able to obtain additional insurance coverage in the future, and even if we are able to obtain additional coverage, we may not carry sufficient insurance coverage to satisfy potential claims. Should uninsured losses occur, any purchasers of our common stock could lose their investment.

The current global financial crisis and economic downturn may have an adverse effect on our businesses, results of operation and financial condition

The current global financial crisis and economic downturn have adversely affected economics and businesses around the world, including in China. Due to the global economical downturn, a decrease in consumer demand and a slowdown in domestic property investments, the economic situation in China has been challenging since the second half of 2008. This change in the macroeconomic conditions has had and may continue to have an adverse impact on our business and operations. If the current economic downturn continues, our business, results of operations and financial condition could be adversely affected.

RISKS RELATED TO DOING BUSINESS IN CHINA

All of our assets are located in China and all of our revenues are derived from our operations in China, and changes in the political and economic policies of the PRC government could have a significant impact upon what business we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Under the current government leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the government of the PRC will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

Our operations are subject to PRC laws and regulations that are sometimes vague and uncertain. Any changes in such PRC laws and regulations, or the interpretations thereof, may have a material and adverse effect on our business.

The PRC’s legal system is a civil law system based on written statutes. Unlike the common law system prevalent in the United States, decided legal cases have little value as precedent in China. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

Our principal operating subsidiary, Vogue-Show, is considered a foreign invested enterprise under PRC laws, and as a result is required to comply with PRC laws and regulations, including laws and regulations specifically governing the activities and conduct of foreign invested enterprises. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses. If the relevant authorities find us in violation of PRC laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

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levying fines;

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revoking our business license, other licenses or authorities;

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requiring that we restructure our ownership or operations; and

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requiring that we discontinue some or all of our business.

The scope of our business license in China is limited, and we may not expand or continue our business without government approval and renewal, respectively.

Our principal operating subsidiary, Wuhan Kingold can only conduct business within its business scope, which ultimately appears on its business license. Our license permits us to design, manufacture, sell and market jewelry products to department stores throughout the PRC and to engage in the retail distribution of our products. Any amendment to the scope of our business requires further application and government approval. In order for us to expand our business beyond the scope of our license, we will be required to enter into a negotiation with the authorities for the approval to expand the scope of our business. We cannot assure you that Wuhan Kingold will be able to obtain the necessary government approval for any change or expansion of our business scope.

Our PRC stockholders are required to register with the State Administration of Foreign Exchange (“SAFE”); their failure to do so could cause us to lose our ability to remit profits out of the PRC as dividends.

SAFE has promulgated several regulations, including Circular No. 75 (“Circular 75”), which became effective in November 2005, requiring PRC residents, including both PRC legal person residents and PRC natural person residents, to register with the competent local SAFE branch before establishing or controlling any company outside of the PRC for the purpose of equity financing with assets or equities of PRC companies, referred to in the Circular 75 as an “offshore special purpose company.” PRC residents that have established or controlled an offshore special purpose company, which has finished a round-trip investment before the implementation of Circular 75, are required to register their ownership interests or control in such “special purpose vehicles” with the local offices of SAFE. Under Circular 75, the term “PRC legal person residents” as used in Circular 75 refers to those entities with legal person status or other economic organizations established within the territory of the PRC. The term “PRC natural person residents” as used in Circular 75 includes all PRC citizens and all other natural persons, including foreigners, who habitually reside in the PRC for economic benefit. The term “special purpose vehicle” refers to an offshore entity established or controlled, directly or indirectly, by PRC residents or PRC entities for the purpose of seeking offshore equity financing using assets or interests owned by such PRC residents or PRC entities in onshore companies, and the term “round-trip investment” refers to the direct investment in PRC by PRC residents through “special purpose vehicles,” including without limitation, establishing foreign invested enterprises and using such foreign invested enterprises to purchase or control (by way of contractual arrangements) onshore assets.

In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend his/her/its SAFE registration with the local SAFE branch upon (i) injection of equity interests or assets of an onshore enterprise to the offshore entity, or (ii) subsequent overseas equity financing by such offshore entity. PRC residents are also required to complete amended registrations or filing with the local SAFE branch within 30 days of any material change in the shareholding or capital of the offshore entity not involving a round-trip investment, such as changes in share capital, share transfers and long-term equity or debt investments or, already organized or gained control of offshore entities that have made onshore investments in the PRC before Circular 75 was promulgated must register with their shareholdings in the offshore entities with the local SAFE branch on or before March 31, 2006.

Under Circular 75, PRC residents are further required to repatriate into the PRC all of their dividends, profits or capital gains obtained from their shareholdings in the offshore entity within 180 days of their receipt of such dividends, profits or capital gains. The registration and filing procedures under the Circular 75 are prerequisites for other approval and registration procedures necessary for capital inflow from the offshore entity, such as inbound investments or shareholders loans, or capital outflow to the offshore entity, such as the payment of profits or dividends, liquidating distributions, equity sale proceeds, or the return of funds upon a capital reduction.

To further clarify the implementation of Circular 75, SAFE issued Circular No. 106 (“Circular 106”) on May 9, 2007, which is a guidance that SAFE issued to its local branches with respect to the operational process for SAFE registration that standardizing mores specific and stringent supervision on the registration relating to the Circular 75. Under Circular 106, PRC subsidiaries of an offshore special purpose company are required to coordinate and supervise the filing of SAFE registrations by the offshore holding company’s shareholders who are PRC residents in a timely manner. If these shareholders and/or beneficial owners fail to comply, the PRC subsidiaries are required to report such failure to the local SAFE authorities and, if the PRC subsidiaries do report the failure, the PRC subsidiaries may be exempted from any potential liability to them related to the stockholders’ failure to comply. The failure of these shareholders and/or beneficial owners to timely amend their SAFE registrations pursuant to the Circular 75 and Circular 106 or the failure of future shareholders and/or beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in the Circular 75 and Circular 106 may subject such shareholders, beneficial owners and/or our PRC subsidiaries to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiaries, limit our PRC subsidiaries ability to distribute dividends to our company or otherwise adversely affect our business.

These regulations apply to our stockholders who are PRC residents. In the event that our PRC-resident stockholders do not follow the procedures required by SAFE, we could (i) be exposed to fines and legal sanctions, (ii) lose the ability to contribute additional capital into our PRC subsidiaries or distribute dividends to our company, (iii) face liability for evasion of foreign-exchange regulations, and/or (iv) lose the ability to consolidate the financial statements of our PRC subsidiaries and of ActiveWorlds under applicable accounting principals.

Jia Zhi Hong, our chief executive officer, and Zhao Bin, our general manager are required to register with the competent SAFE branch prior to exercise of their Call Options and they have not yet exercised their Call Options.

Recent PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our ability to operate. Our failure to obtain the prior approval of the China Securities Regulatory Commission (the “CSRC”) the listing and trading of our common stock could have a material adverse effect on our business, operating results, reputation and trading price of our common stock.

On August 8, 2006, the PRC Ministry of Commerce (“MOFCOM”), joined by the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission and SAFE, released a substantially amended version of the Provisions for Foreign Investors to Merge with or Acquire Domestic Enterprises (the “Revised M&A Regulations”), which took effect September 8, 2006. These new rules significantly revised China’s regulatory framework governing onshore-to-offshore restructurings and foreign acquisitions of domestic enterprises. These new rules signify greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions. Further, the new rules establish reporting requirements for acquisition of control by foreigners of companies in key industries, and reinforce the ability of the Chinese government to monitor and prohibit foreign control transactions in key industries.

Among other things, the Revised M&A Regulations include new provisions that purport to require that an offshore special purpose vehicle, or SPV, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals must obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on any non-PRC stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings. However, the application of this PRC regulation remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope and applicability of the CSRC approval requirement.

If the CSRC or another PRC regulatory agency subsequently determines that CSRC approval is required for the reverse acquisition or for the operation of our business pursuant to the VIE Agreements, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our shares. Any uncertainties and/or negative publicity regarding our need to obtain any CSRC approvals could have a material adverse effect on the trading price of our shares. Furthermore, published news reports in China recently indicated that the CSRC may have curtailed or suspended overseas listings for Chinese private companies. These news reports have created further uncertainty regarding the approach that the CSRC and other PRC regulators may take with respect to such listings.

Our wholly owned BVI subsidiary, Dragon Lead, was formerly owned by eight BVI companies whose shareholders are non-PRC individuals. We understand that some of these non-PRC individuals are nominee shareholders holding shares on behalf of and for the interest of some PRC individuals and PRC companies who are also Wuhan Kingold minority shareholders. These minority Wuhan Kingold shareholders do not have experience in conducting or managing businesses outside the PRC, and therefore believe that to engage nominee shareholders to hold shares on their behalf are in their best commercial interest, and could provide them with guidance when they evaluate whether to purchase, sell or dispose of Dragon Lead shares prior to the closing of the reverse acquisition, or our shares after the closing.

On December 23, 2009, Fok, Wing Lam Winnie, the sole shareholder of Famous Grow, entered into a call option agreement with Jia Zhi Hong and Zhao Bin as an inducement to encourage them to provide services to Wuhan Kingold and our company. Under the call option agreement, Fok, Wing Lam Winnie granted to Jia Zhi Hong and Zhao Bin the Call Options. If these Call Options are fully exercised Jia Zhi Hong will become the largest ultimate shareholder of ActiveWorlds.

The PRC regulatory authorities may take the view that entry into the VIE Agreements by Vogue-Show and Wuhan Kingold and entry into the call option agreement by Jia Zhi Hong, Zhao Bin and Fok, Wing Lam Winnie may collectively constitute a related party acquisition under the M&A Regulations, because upon the consummation of these transactions and after the Call Options are fully exercised, PRC individuals would become majority owners and effective controlling parties of a foreign entity that acquired ownership of Wuhan Kingold. The PRC regulatory authorities may also take the view that the relevant parties should fully disclose to the Wuhan SAFE or MOFCOM the overall restructuring arrangements, the existence of the reverse acquisition and its link with the VIE Agreement. Our PRC counsel has opined that: (a) the establishment of Vogue-Show was duly approved by competent authority; (b) the offshore restructuring, establishment of Vogue-Show and execution of the VIE Agreements and the call option agreement and performance of the transactions thereunder do not (i) contravene any provision of applicable PRC laws and regulations; or (ii) contravene the articles of association, business license or other constituent documents of Vogue-Show or Wuhan Kingold; (c) to the best knowledge of such PRC counsel, they are not aware of any issue, fact or circumstance which would lead them to believe that the PRC regulatory authorities would revoke the VIE Agreements or Reverse Acquisition Agreement and the transactions thereunder; (d) the VIE Agreements are in compliance with and enforceable under the applicable PRC laws and regulations; and (e) execution of the call option agreement will not affect their professional judgment regarding the matters described from (a) to (d). Our PRC counsel has reviewed and approved of these statements.

We, however, cannot assure you that the PRC regulatory authorities, MOFCOM and CSRC will take the same view as our PRC counsel. If the PRC regulatory authorities take the view that the reverse acquisition and VIE arrangement constitute a related party acquisition under the M&A Regulations, we cannot assure you we will be able to obtain any approval required from the national offices of MOFCOM or otherwise.

If the PRC regulatory authorities take the view that the reverse acquisition and the VIE arrangement constitutes a related party acquisition without the approval of the national offices of MOFCOM, they could invalidate the reverse acquisition and VIE arrangement. We may also face regulatory actions or other sanctions from the MOFCOM or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our shares.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

As we are a Delaware corporation, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Some foreign companies, including some that may compete with our company, may not be subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Any recurrence of severe acute respiratory syndrome, or SARS, the Avian Flu, or another widespread public health problem in the PRC could adversely affect our operations.

A renewed outbreak of SARS, the Avian Flu or another widespread public health problem in China, where all of our manufacturing facilities are located and where all of our sales occur, could have a negative effect on our operations. Our business is dependent upon our ability to continue to manufacture our products. Such an outbreak could have an impact on our operations as a result of:

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quarantines or closures of our manufacturing facilities or the retail outlets, which would severely disrupt our operations,

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the sickness or death of our key officers and employees, and

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a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

Because our business is located in the PRC, we may have difficulty establishing adequate management, legal and financial controls, which we are required to do in order to comply with U.S. securities laws.

PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems. Most of our middle and top management staff are not educated and trained in the Western system, and we may have difficulty hiring new employees in the PRC with such training. In addition, we may need to rely on a new and developing communication infrastructure to efficiently transfer our information from retail outlets to our headquarters. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. This may result in significant deficiencies or material weaknesses in our internal controls, which could impact the reliability of our financial statements and prevent us from complying with Commission rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. laws, including the federal securities laws, or other foreign laws against us or our management.

All of our current operations, including the manufacturing and distribution of jewelry, are conducted in China. Moreover, most of our directors and officers are nationals and residents of China. All or substantially all of the assets of these persons are located outside the United States and in the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons. In addition, uncertainty exists as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

Governmental control of currency conversions could prevent us from paying dividends.

All of our revenue is earned in RMB and current and future restrictions on currency conversions may limit our ability to use revenue generated in RMB to make dividend or other payments in United States dollars. Although the PRC government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including the restrictions that foreign-invested enterprises like us may buy, sell or remit foreign currencies only after providing valid commercial documents at a PRC bank specifically authorized to conduct foreign-exchange business.

In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in the PRC, and companies are required to open and maintain separate foreign-exchange accounts for capital account items. There is no guarantee that PRC regulatory authorities will not impose additional restrictions on the convertibility of the RMB. These restrictions could prevent us from distributing dividends and thereby reduce the value of our stock.

RISKS RELATED TO OUR CAPITAL STRUCTURE

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of outstanding stock in the public marketplace could reduce the price of our common stock.

Pursuant to the terms of the Securities Purchase Agreement, we agreed to file a registration statement with the Securities and Exchange Commission to register the shares of our common stock issued in the private placement that was conducted in connection with the reverse acquisition. The registration statement must be filed with 60 days of the closing of the reverse acquisition. We also agreed to register all of the shares of common stock issuable upon the exercise of outstanding warrants issued in connection with the private placement. All of the shares included in an effective registration statement may be freely sold and transferred unless subject to a lock up agreement.

Additionally, following the reverse acquisition, the former stockholders of ActiveWorlds may be eligible to sell all or some of our shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 (“Rule 144”), promulgated under the Securities Act of 1933, as amended (the “Securities Act”) subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a six-month holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. As of the closing of the reverse acquisition, 1% of our issued and outstanding shares of common stock were approximately 890,710 shares. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate that has satisfied a one-year holding period. Any substantial sale of common stock pursuant to any resale prospectus or Rule 144 may have an adverse effect on the market price of our common stock by creating an excessive supply.

Following the reverse acquisition and private placement and exercise of his Call Options, our Chairman exercises significant influence over us.

Our Chairman, Jia Zhi Hong, will beneficially own or control approximately 41% of our outstanding shares if he chooses to fully exercise his Call Options to purchase shares of Famous Grow. Mr. Jia thereafter could possibly have a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. Mr. Jia may also have the power to prevent or cause a change in control. In addition, without the consent of Mr. Jia, we could be prevented from entering into transactions that could be beneficial to us. The interests of Mr. Jia may differ from the interests of our other stockholders.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Any failure of these controls could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial fraud. Rules adopted by the Commission pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our independent registered public accountants. We believe that the annual assessment of our internal controls requirement will first apply to our annual report for the 2009 fiscal year and the attestation requirement of management’s assessment by our independent registered public accountants will first apply to our annual report for the 2010 fiscal year. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting, or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

We may not be able to achieve the benefits we expect to result from the reverse acquisition.

On September 29, 2009, we entered into the Reverse Acquisition Agreement with all of the shareholders of Dragon Lead, pursuant to which we agreed to acquire 100% of the issued and outstanding securities of Dragon Lead in exchange for shares of our common stock. On December 23, 2009, the reverse acquisition closed, Dragon Lead became our 100%-owned subsidiary and our sole business operations became those of Dragon Lead and its subsidiaries. We also have a new Board of Directors and management consisting of persons from Dragon Lead, Vogue-Show and Wuhan Kingold.

We may not realize the benefits that we hoped to receive as a result of the reverse acquisition, which include:

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access to the capital markets of the United States;

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the increased market liquidity expected to result from exchanging stock in a private company for securities of a public company;

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the ability to use registered securities to make acquisition of assets or businesses;

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increased visibility in the financial community;

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improved transparency of operations; and

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perceived credibility and enhanced corporate image of being a publicly traded company.

There can be no assurance that any of the anticipated benefits of the reverse acquisition will be realized in respect to our new business operations. In addition, the attention and effort devoted to achieving the benefits of the reverse acquisition and attending to the obligations of being a public company, such as reporting requirements and securities regulations, could significantly divert management’s attention from other important issues, which could materially and adversely affect our operating results or stock price in the future.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related Commission regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock, which is currently quoted for trading on OTC BB, may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act for 1934, as amended (the “Exchange Act”). Our common stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on the NASDAQ Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their shares of our company at or above the price they paid for them.

Item 2.02

Results of Operations and Financial Condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is a discussion of the financial condition and results of operations of Dragon Lead and its subsidiaries in the PRC. This management’s discussion and analysis of financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and the other financial information included in this current report.

Forward-Looking Statements

This filing contains forward-looking statements. The words “anticipated,” “believe,” “expect, “plan,” “intend,” “seek,” “estimate,” “project,” “could,” “may,” and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future cash flows. Such statements reflect our management’s current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions, changes in foreign, political, social, and economic conditions, regulatory initiatives and compliance with governmental regulations, the ability to achieve further market penetration and additional customers, and various other matters, many of which are beyond our control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. Consequently, all of the forward-looking statements made in this filing are qualified by these cautionary statements and there can be no assurance of our actual results or developments.

Overview

We believe that we are one of the leading professional designer and manufacturers of gold jewelry in the central part of China including Hubei, Hunan, Henan, Jiangxi, Anhui and Sichuan Provinces. According to the statistics provided by Gems and Jewelry Trade Association of China, we ranked first and second in the PRC’s gold industry nationwide in total volume of production in 2007 and 2006, respectively. We offer a wide range of in-house designed products including but not limited to gold necklaces, rings, earrings, bracelets, and pendants.

In China’s big cities, we believe the demand for gold jewelry products has been increasing. In order to capitalize on the growth in demand, we intend to continually develop gold as our primary metal to manufacture our jewelry.

We have historically sold our products directly to distributors, retailers and other wholesalers, who then sell our products to consumers through retail counters located in department stores and in other traditional stand-alone jewelry stores. We sell our products to our customers at a price point which reflects the market price of the base material, plus a mark-up reflecting our design fees and processing fees. Typically this mark-up ranges from 4-6% of the price of the base material.

We aim to become an increasingly important industry participant in the PRC’s gold jewelry design and manufacturing sector. In addition to expanding our design and manufacturing capabilities, our goal is to provide a large variety of gold products in unique styles and with superior quality under our nationwide well-known brand, Kingold.

We expect to increase our planned retail distribution of our manufactured jewelry in China. We will require substantial funds in order to finance our planned brand promotion, new product promotion and retail distribution, develop manufacturing, marketing and sales capabilities, and to cover public company costs. In addition to the funds required to promote our brand through advertising, promote our new series products through partnership with industry associations and distributors, and open retail locations, additional working capital will be needed to operate retail locations due to longer sales and collection cycles and higher inventory levels required to support retail stores. Without these funds, we may not be able to meet our revenue and business expansion goals.

An economic or industry downturn could materially adversely affect the servicing of our accounts receivable, which could result in longer payment cycles, increased collection costs and defaults in excess of management’s expectations. In addition, as we increase our presence in the retail market, we expect the aging of our accounts receivable generated from sales through retail counters to increase as department stores typically defer payments to us of cash receipts collected by them on our behalf. A significant deterioration in our ability to collect on accounts receivable could affect our cash flow and working capital position and could also impact the cost or availability of financing available to us.

Our company is headquartered in the city of Wuhan Hubei Province, in central China, where we have a large-scale production base that includes a modern factory of approximately 74,900 square feet, a dedicated senior design, sales and marketing team, and more than 480 company trained employees. We believe our current facilities provide adequate space for our planned expansion of our production lines.

Recent Events

On September 29, 2009, we entered into the Reverse Acquisition Agreement with the Sellers including Vogue-Show, Dragon Lead and the stockholders of Dragon Lead. Pursuant to the Reverse Acquisition Agreement, we acquired 100% of Dragon Lead’s issued and outstanding capital stock, making Dragon Lead a wholly-owned subsidiary of our company. In consideration for the purchase of the Seller’s interest in Dragon Lead, we issued to the Sellers a total of 66,208,466 shares of our common stock. The reverse acquisition closed on December 23, 2009.

On December 23, 2009, immediately prior to the closing of the reverse acquisition, we completed the private placement. Pursuant to a securities purchase agreement (a form of which is attached as Exhibit 10.1) entered into with the investors, we sold an aggregate of 10,240,964 shares at $0.498 per share, for aggregate gross proceeds of approximately $5.1 million. We agreed to file a registration statement covering the shares sold in the private placement within 60 days of the closing of the reverse acquisition pursuant to the registration rights agreement with each investor, a form of which is attached hereto as Exhibit 10.2. The investors in the private placement also received warrants to purchase up to 20% of the numbers of shares which they purchased in the private placement at the price of $0.498 per share (a form of which is attached hereto as Exhibit 10.3). After fees and expenses, we received net proceeds of approximately $4.55 million in the private placement.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of results of operations and financial condition are based upon our consolidated financial statements. These statements have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require management to make certain estimates and assumptions that affect amounts reported and disclosed in the financial statements and related notes. The most significant estimates and assumptions include valuation of inventories, provisions for income taxes, allowance for doubtful accounts, and the recoverability of the long-lived assets. Actual results could differ from these estimates. Periodically, we review all significant estimates and assumptions affecting the financial statements and record the effect of any necessary adjustments.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

Revenue Recognition. We recognize revenue upon delivery of the products, at which time title passes to the customers, provided that: there are no uncertainties regarding customer acceptance; persuasive evidence of an arrangement exists; the sales price is fixed and determinable; and collectability is deemed probable.

Accounts Receivable. We extend unsecured credit to our customers in the ordinary course of business, but we mitigate the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and recorded based on managements’ assessment of our credit history with the customers and our current relationships with them.

Inventories. Inventories are stated at the lower of cost or market value, cost being calculated on the weighted average basis.

We provide for inventory allowances based on excess and obsolete inventories determined principally by customer demand.

Income Taxes. We report income taxes pursuant to FASB’s accounting standard for income taxes. Under the asset and liability method of accounting for income taxes as required by this accounting standard, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized. FASB’s accounting standard for accounting for uncertainty in income taxes requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.

As of January 1, 2007, income tax positions must meet a more-likely-than-not recognition threshold to be recognized. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Foreign Currency Transactions. Our functional currency is Renminbi (“RMB”). Foreign currency transactions during the year are translated to the functional currency at the approximate rates of exchange on the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the approximate rates of exchange at that date. Non-monetary assets and liabilities are translated at the rates of exchange prevailing at the time the asset or liability was acquired. Exchange gains or losses are recorded in the statement of operations.

Our financial statements are translated into U.S. dollars using the closing rate method. The balance sheet items are translated into U.S. dollars using the exchange rates at the respective balance sheet dates. The capital and various reserves are translated at historical exchange rates prevailing at the time of the transactions while income and expenses items are translated at the average exchange rate for the year. All exchange differences are recorded within equity.

The exchange rates used to translate amounts in RMB into U.S. dollars for the purposes of preparing the financial statements were as follows:

	December 31, 2008	December 31, 2007	December 31, 2006
Balance sheet items, except for share capital, additional paid-in capital and retained earnings, as of year end	$1=RMB6.8542	$1=RMB7.3141	$1=RMB7.8175

Amounts included in the statements of operations and cash flows for the year	$1=RMB6.96225	$1=RMB7.6172	$1=RMB7.98189

The translation gain recorded for the years ended December 31, 2008, 2007 and 2006 was $1,461,218, $1,187,134 and $443,213 respectively.

No representation is made that RMB amounts have been, or could be, converted into U.S. dollars at the above rates or at all. Although the Chinese government regulations now allow convertibility of RMB for current account transactions, significant restrictions still remain. Hence, such translations should not be construed as representations that RMB could be converted into U.S. dollars at that rate or any other rate.

The value of RMB against U.S. dollars and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions, Any significant revaluation of RMB may materially affect our financial condition in terms of U.S. dollar reporting.

Recently Issued Accounting Pronouncements

In December 2008, the FASB issued Staff Position No. FAS 132(R)-1 “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“FSP FAS 132(R)-1”) (ASC Topic 715-20-65). FSP FAS 132(R)-1 (ASC Topic 715-20-65) requires more detailed disclosures about employers’ plan assets in a defined benefit pension or other postretirement plan, including employers’ investment strategies, major categories of plan assets, concentrations of risk within plan assets, and inputs and valuation techniques used to measure the fair value of plan assets. FSP FAS 132(R)-1 (ASC Topic 715-20-65) also requires, for fair value measurements using significant unobservable inputs (Level 3), disclosure of the effect of the measurements on changes in plan assets for the period. The disclosures about plan assets required by FSP FAS 132(R)-1 (ASC Topic 715-20-65) must be provided for fiscal years ending after December 15, 2009. As this pronouncement is only disclosure-related, it will not have an impact on the financial position and results of operations.

In May 2009, the FASB issued a new statement that establishes general standards of accounting for, and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. The new statement, located in ASC Topic 855 Subsequent Events (formerly SFAS 165, Subsequent Events) requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected, that is, whether that date represents the date the financial statements were issued or were available to be issued. The new statement is effective for interim or annual periods ending after June 15, 2009, which was the quarter ending June 30, 2009 for our company. The adoption of this new statement did not have a material impact on our consolidated financial statements.

In June 2009, the FASB issued SFAS No. 166 “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”) (ASC Topic 810). SFAS 166 (not part of the codification yet) amends various provisions of SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities—a replacement of FASB Statement No. 125” by removing the concept of a qualifying special-purpose entity and removes the exception from applying FIN 46(R) to variable interest entities that are qualifying special-purpose entities; limits the circumstances in which a transferor derecognizes a portion or component of a financial asset; defines a participating interest; requires a transferor to recognize and initially measure at fair value all assets obtained and liabilities incurred as a result of a transfer accounted for as a sale; and requires enhanced disclosure; among others. SFAS 166 will be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Early adoption is not permitted. This guidance will be codified under FASB ASC Topic 860, “Transfers and Servicing” when it becomes effective. We do not expect the standard to have any impact on our financial position.

In June 2009, the FASB issued SFAS No. 167 “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”) (not part of the codification yet). SFAS 167 amends FASB Interpretation No. 46 (Revised December 2003) “Consolidation of Variable Interest Entities—an interpretation of ARB No. 51” (FIN 46(R)) to require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity; to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity; to add an additional reconsideration event for determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity’s economic performance; and to require enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. SFAS 167 will be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Early adoption is not permitted. This guidance will be codified under FASB ASC Topic 810, “Consolidation” when it becomes effective. We do not expect the standard to have any impact on our financial position.

In August 2009, the FASB issued ASU No. 2009-05 “Measuring Liabilities at Fair Value”, now codified under FASB ASC Topic 820, “Fair Value Measurements and Disclosures”, (“ASU 2009-05”) which amends Fair Value Measurements and Disclosures – Overall (ASC Topic 820-10) to provide guidance on the fair value measurement of liabilities. This update requires clarification for circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1) a valuation technique that uses either the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as an asset; or 2) another valuation technique that is consistent with the principles in ASC Topic 820 such as the income and market approach to valuation. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. This update further clarifies that if the fair value of a liability is determined by reference to a quoted price in an active market for an identical liability, that price would be considered a Level 1 measurement in the fair value hierarchy. Similarly, if the identical liability has a quoted price when traded as an asset in an active market, it is also a Level 1 fair value measurement if no adjustments to the quoted price of the asset are required. This update is effective for our fourth quarter 2009. We do not expect this new guidance to have a material impact on our consolidated financial statements.

In October 2009, the FASB issued ASU 2009-13, “Multiple-Deliverable Revenue Arrangements”, now codified under FASB ASC Topic 605, “Revenue Recognition”, (“ASU 2009-13”). ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments eliminate the residual method of revenue allocation and require revenue to be allocated using the relative selling price method. ASU 2009-13 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. Management is currently evaluating the potential impact of ASU2009-13 on our financial statements.

In October 2009, the FASB issued ASU 2009-14, “Certain Arrangements That Include Software Elements, now codified under FASB ASC Topic 985, “Software”, (“ASU 2009-14”). ASU 2009-14 removes tangible products from the scope of software revenue guidance and provides guidance on determining whether software deliverables in an arrangement that includes a tangible product are covered by the scope of the software revenue guidance. ASU 2009-14 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. Management is currently evaluating the potential impact of ASU 2009-14 on our financial statements.

In October, 2009, the FASB issued ASU 2009-15, “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing”, now codified under FASB ASC Topic 470 “Debt”, (“ASU 2009-15”), and provides guidance for accounting and reporting for own-share lending arrangements issued in contemplation of a convertible debt issuance. At the date of issuance, a share-lending arrangement entered into on an entity’s own shares should be measured at fair value in accordance with Topic 820 and recognized as an issuance cost, with an offset to additional paid-in capital. Loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs. The amendments also require several disclosures including a description and the terms of the arrangement and the reason for entering into the arrangement. The effective dates of the amendments are dependent upon the date the share-lending arrangement was entered into and include retrospective application for arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. Management is currently evaluating the potential impact of ASU 2009-15 on our financial statements.

Results of Operations

The following table sets forth information from our statements of operations for the nine months ended September 30, 2009 and 2008 and years ended December 31, 2008 and 2007 in U.S. dollars:

	Nine months ended September 30,		For the year ended December 31,
	2009	2008	2008	2007
	Consolidated	Combined

NET SALES	$192,036,951	$57,184,660	$109,782,936	$57,973,399

COST OF SALES
Cost of sales	(180,283,743)	(49,188,291)	(97,166,083)	(48,801,327)
Sales and other taxes	(1,316,705)	(91,796)	(306,057)	(198,592)
Depreciation	(833,781)	(801,550)	(1,075,153)	(784,625)
	(182,434,229)	(50,081,637)	(98,547,293)	(49,784,544)

GROSS PROFIT	9,602,722	7,103,023	11,235,643	8,188,855

OPERATING EXPENSES
Selling, general and administrative expenses	1,107,683	751,069	1,015,324	705,324
Depreciation	91,153	72,590	101,884	88,160
Amortization of land use rights	8,286	8,101	10,859	9,925
Total Operating Expenses	1,207,122	831,760	1,128,067	803,409

INCOME FROM OPERATIONS	8,395,600	6,271,263	10,107,576	7,385,446

OTHER INCOME (EXPENSES)
Other income	4,292	87,199	87,657	59,745
Interest income	2,471	2,657	3,457	12,529
Interest expenses	(589,256)	(993,843)	(1,393,130)	(410,349)
Fees to guarantor of notes payable	(174,241)	(207,862)	(342,626)	(110,710)
Other expenses	(9,526)	(18,685)	(20,656)	(8,651)
Total Other Expenses, net	(766,260)	(1,130,534)	(1,665,298)	(457,436)

INCOME FROM OPERATIONS BEFORE TAXES	7,629,340	5,140,729	8,442,278	6,928,010

INCOME TAX EXPENSE	(1,873,422)	(1,314,976)	(2,090,556)	(2,278,727)

NET INCOME	5,755,918	3,825,753	6,351,722	4,649,283

OTHER COMPREHENSIVE INCOME
Foreign currency translation gains	72,366	1,438,488	1,461,218	1,187,134

COMPREHENSIVE INCOME	$5,828,284	$5,264,241	$7,812,940	$5,836,417

Nine Months Ended September 30, 2009 and 2008

Net sales, which consist of gross sales net of returns, for the nine months ended September 30, 2009 increased to $192.0 million, an increase of $134.9 million, or 235.8%, from net sales of $57.2 million for the nine months ended September 30, 2008. The increase in net sales was primarily the result of an increase in our production. In addition, the portion of revenues contributed by conventional manufacturing and sale of gold jewelry business increased from 54.3% of total revenue for the nine months ended September 30, 2008 to 91.6% for the nine months ended September 30, 2009.

Cost of sales mainly comprises costs of raw materials, primarily gold, in addition to direct manufacturing costs and factory overhead. Cost of sales for the nine months ended September 30, 2009 increased to $182.4 million, an increase of $132.4 million, or 264.3%, from $50.1 million for the same period in 2008. The increase was primarily due to the increase in the cost of raw materials caused by higher sales volume, and an increase in the price of gold for the nine months ended September 30, 2009.

Gross profit for the nine months ended September 30, 2009 increased to $9.6 million, an increase of $2.5 million, or 35.2%, from $7.1 million for the same period in 2008. The gross margin for the nine months ended September 30, 2009 was 5.0%, compared to 12.4% for the same period in 2008. The decrease in gross margin for the nine months ended September 30, 2009 as compared to the same period in 2008 was primarily due to the increase in the portion of revenues contributed by our conventional manufacturing of gold jewelry business since 2009. The gross margin of conventional manufacturing of gold jewelry business is significantly lower than our business of processing jewelry with supplied materials. Therefore, the average gross margin for our business as a whole has decreased in 2009.

Operating expenses primarily comprise business taxes, advertising expenses, travelling expenses, production costs of marketing materials, insurance, delivery expenses, payroll expenses, benefits and travel expenses for our staff, professional fees including audit, accounting, legal and financial advisory, general office expenses, depreciation expenses and amortization of land use rights. Operating expenses for the nine months ended September 30, 2009 were approximately $1.2 million, an increase of $0.4 million or 45.1%, from $0.8 million for the same period in 2008. The increase in operating expenses was primarily due to increase of expenses in relation to expanded production and marketing and selling expenses, and also, the occurrence of legal and financial advisory fees relating to the listing on the OTC Bulletin Board.

Interest expenses were approximately $589,256 for the nine months ended September 30, 2009, a decrease of $404,587, or 40.7%, from $993,843 for same period in 2008. The decrease in interest expense was primarily a result of our decreases in short term bank financing and decreases in interest rates for the nine months ended September 30, 2009.

Provision for income tax expense was approximately $1.9 million for the nine months ended September 30, 2009, an increase of $0.6 million, or 42.5%, from approximately $1.3 million for the same period in 2008. The increase was primarily due to an increase in the taxable income for the nine months ended September 30, 2009.

Net income increased to $5.8 million for the nine months ended September 30, 2009 from $3.8 million for the nine months ended September 30, 2008, an increase of $1.9 million, or 50.5%.

Other comprehensive income, which consists of gains from foreign exchange translations, was approximately $0.07 million for the nine months ended September 30, 2009, a decrease of $1.37 million, or 95.0%, from $1.44 million for the nine months ended September 30, 2008. The decrease was a result of continuous appreciation of the RMB exchange rate against the U.S. dollar.

Years Ended December 31, 2008 and 2007

Net sales for the year ended December 31, 2008 increased to $109.8 million, an increase of $51.8 million, or 89.4%, from net sales of $58.0 million for the year ended December 31, 2007. The increase in net sales was primarily the result of an increase in our production.

Cost of sales for the six months ended December 31, 2008 increased to $98.5 million, an increase of $48.8 million, or 97.9%, from $49.8 million for the same period in 2007. The increase was primarily due to the increase in the cost of raw materials caused by higher sales volume for the year ended December 31, 2008.

Gross profit for the year ended December 31, 2008 increased to $11.2 million, an increase of $3.0 million, or 37.2%, from $8.2 million for the same period in 2007. The gross margin for the year ended December 31, 2008 was 10.2%, compared to 14.1% for the same period in 2007. The increase in the gross profit for the year ended December 31, 2008 as compared to the same period in 2007 was primarily due to the increase in production and sales volume of gold, and processing fees as well. In addition, since 2008, we shifted our focus to the production of gold jewelry other than other jewelry production.

Operating expenses for the year ended December 31, 2008 were approximately $1.1 million, an increase of $0.3 million or 40.4%, from $0.8 million for the same period in 2007. The increase in operating expenses was primarily due to increase of expenses in relation to our expanded production.

Interest expenses were approximately $1.4 million for the year ended December 31, 2008, an increase of $1.0 million or 239.5%, from $0.4 million for same period in 2007. The increase in interest expense was primarily a result of our increases in short term bank financing and increases in interest rates for the year ended December 31, 2008.

Provision for income tax expense was approximately $2.09 million for the year ended December 31, 2008, a decrease of $0.19 million, or 8.3%, from approximately $2.28 million for the same period in 2007. The decrease was primarily due to a decrease in the applicable tax rate from 33% to 25% which took effect from January 1, 2008.

Net income increased to $6.4 million for the year ended December 31, 2008 from $4.6 million for the year ended December 31, 2007, an increase of $1.7 million, or 36.6%.

Other comprehensive income was approximately $1.46 million for the year ended December 31, 2008, an increase of $0.27 million, or 23.1%, from $1.19 million for the year ended December 31, 2007. The increase was a result of continuous appreciation of the RMB exchange rate against the U.S. dollar.

Liquidity and Capital Resources

At September 30, 2009, we had retained earnings of $14.0 million and cash of $7.4 million. We have historically financed our operations with cash flows generated from operations, as well as through the borrowing of long-term or short-term bank loans.

At September 30, 2009, we had outstanding bank loans in the amount of $8.8 million. Our loans are secured by real property and/or guaranteed by a third party guarantor who charges us a commission.

The following table sets forth a summary of our cash flows for the periods indicated:

	Nine Months Ended September 30,		Years Ended December 31,
	2009	2008	2008	2007

Net cash provided by (used in) operating activities	$3,125,517	$(9,698,954)	$(1,895,894)	$196,884
Net cash provided by (used in) investing activities	(12,532)	(2,303,511)	(3,182,284)	(3,107,879)
Net cash provided by (used in) financing activities	3,952,637	7,144,022	—	7,364,910
Effect of exchange rate changes on cash	5,581	235,989	301,071	210,823
Net increase (decrease) in cash	$7,071,203	$(4,622,454)	$(4,777,107)	$4,664,738
Cash at beginning of period	281,984	5,046,119	5,046,119	381,381
Cash at end of period	$7,353,197	$423,665	$269,012	$5,046,119

Net cash provided by (used in) operating activities. Net cash provided by operating activities was $3.1 million for the nine months ended September 30, 2009, compared to net cash used in operations of $9.7 million for the same period in 2008. The $12.8 million increase was primarily due to a decrease in inventory in the amount of $0.5 million during the nine months ended September 30, 2009 compared to an increase of $16.8 million during the same period in 2008, despite a decrease in refundable value added taxes of $3.6 million during the first nine months of 2009 compared to an decrease of just $0.5 million in the same period in 2008. Net cash used in operating activities was $1.9 million for the year ended December 31, 2008, compared to net cash provided by operations of $0.2 million for the same period in 2007. Net cash provided by operating activities decreased by $2.1 million primarily because of an increase in inventories

Net cash provided by (used in) investing activities. Net cash used in investing activities amounted to approximately $12,532 for the nine months ended September 30, 2009, compared to net cash used in investing activities of $2.3 million for the nine months ended September 30, 2008. The change was due to a decrease in expenses for purchasing additional property and equipment in the amount of $0.3 million and restricted cash of approximately $2.0 million. Net cash used in investing activities amounted to $3.2 million for the year ended December 31, 2008, compared to net cash used in investing activities of $3.1 million for the year ended December 31, 2007. Net cash used for purchasing property and equipment decreased by $2.7 million in 2008, offsetting the increase of restricted cash amounts to approximately $2.7 million.

Net cash provided by (used in) financing activities. Net cash provided by financing activities amounted to $4.0 million for the nine months ended September 30, 2009, compared to net cash provided by financing activities of $7.1 million for the nine months ended September 30, 2008. The decrease of cash provided was primarily a result of the decrease in bank loan borrowings from $17.3 million for the nine months ended September 30, 2008 to $5.8 million for the same period ended September 30, 2009, and bank loan repayments increased from $10.1 million for the nine months ended September 30, 2008 to $11.3 million for the same period ended September 30, 2009. Net cash provided by or used for financing activities was zero for the year ended December 31, 2008, compared to net cash provided by financing activities of $7,364,910 for the year ended December 31, 2007. The decrease was primarily a result of the increase in bank loan repayments to $31.7 million for the year ended December 31, 2008 from $12.5 million for the year ended December 31, 2007 although our bank loan borrowings also increased to $31.7 million for the year ended December 31, 2008 from $19.9 million for the year ended December 31, 2007.

We believe that our current cash and cash flow from operations will be sufficient to meet our anticipated cash needs, including our cash needs for working capital, for the next 12 months. We may, however, require additional cash resources due to changing business conditions or other future developments, including any investments or acquisitions we may decide to pursue.

We intend to open new retail locations by leasing unoccupied space, acquiring existing leases from third parties and/or acquiring the existing jewelry operations of third parties that occupy retail space. While we are still in the process of determining all the steps necessary to implement our retail expansion, it will largely depend on our ability to find sites for, open and operate new retail locations successfully, which depends on, among other things, our ability to: (i) identify suitable counter and store locations; (ii) purchase and negotiate acceptable lease terms; (iii) prepare counters and stores for opening within budget; (iv) source sufficient levels of inventory at acceptable costs to meet the needs of new counters and stores; (v) hire, train and retain personnel, and (vi) secure required governmental permits and approvals.

On December 23, 2009, we received gross proceeds of approximately $5.1 million in the private placement transaction. Pursuant to subscription agreements entered into with the investors, we sold an aggregate of 10,240,964 shares of common stock at a price of $0.498 per share. We agreed to file a registration statement covering the common stock sold in the private placement within 60 days of the closing of the private placement. For its services as a consultant on the reverse acquisition and collectively with other advisors, Baytree Capital Associates, LLP was paid a total fee of $450,000 and warrants to purchase up to 30% of the number of shares purchased in the private placement at the price of $0.498 per share.

We are required to contribute a portion of our employees’ total salaries to the Chinese government’s social insurance funds, including pension insurance, medical insurance, unemployment insurance, job injuries insurance, and maternity insurance, in accordance with relevant regulations. Total contributions to the funds were approximately $127,318 and $53,814 for the years ended December 31, 2008 and 2007, respectively. We expect that the amount of our contribution to the government’s social insurance funds will increase in the future as we expand our workforce and operations and commence contributions to an employee housing fund.

The ability of Vogue-Show to pay dividends may be restricted due to the PRC’s foreign exchange control policies and our availability of cash. A majority of our revenue being earned and currency received is denominated in RMB. We may be unable to distribute any dividends outside of China due to PRC exchange control regulations that restrict our ability to convert RMB into U.S. Dollars. Accordingly, Vogue-Show’s funds may not be readily available to us to satisfy obligations which have been incurred outside the PRC, which could adversely affect our business and prospects or our ability to meet our cash obligations.

Our ability to maintain sufficient liquidity depends partially on our ability to achieve anticipated levels of revenue, while continuing to control costs. If we do not have sufficient available cash, we would have to seek additional debt or equity financing through other external sources, which may not be available on acceptable terms, or at all. Failure to maintain financing arrangements on acceptable terms would have a material adverse effect on our business, results of operations and financial condition.

Seasonality

Our business is seasonal in nature. Our sales and net income are traditionally higher in the fourth calendar quarter than the rest of the year. The primary factors that affect the seasonal changes in our business operations are holidays and traditional Chinese festivals. In the fourth quarter, retailers often experience increased sales due to the week-long public holiday for Chinese National Day, as well as Christmas and New Year’s Day. In addition, jewelry retailers commonly stock up from wholesalers in the fourth quarter to prepare for potentially higher sales in the following quarter for Chinese New Year. This quarter is also a peak season for marriages and the birth of newborns in China, which have historically resulted in higher sales.

Off-Balance Sheet Arrangements

We have no material off-balance sheet transactions.

Item 3.02

Unregistered Sales of Equity Securities.

On September 29, 2009, we entered into the Reverse Acquisition Agreement with the Sellers including Vogue-Show, Dragon Lead, and the stockholders of Dragon Lead. Pursuant to the Reverse Acquisition Agreement, we acquired 100% of Dragon Lead’s issued and outstanding capital stock, making Dragon Lead a wholly-owned subsidiary of our company. In consideration for the purchase of the Sellers’ interests in Dragon Lead, we issued to the Sellers a total of 66,208,466 newly issued shares of our common stock. The reverse acquisition closed on December 23, 2009. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving our securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act).

On December 23, 2009, immediately prior to the closing of the reverse acquisition, we completed the private placement. We received gross proceeds of approximately $5.1 million in the private placement. Pursuant to a number of securities purchase agreement entered into with the investors, we sold an aggregate of 10,240,964 shares at $0.498 per share. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving our securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act).

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share, of which 83,532,744 shares were issued and outstanding as of the closing of the reverse acquisition and private placement. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock:

i

have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors;

ii

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

iii

do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

iv

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

At the completion of the reverse acquisition and private placement, Famous Grow, solely owned by Fok, Wing Lam Winnie, will own approximately 42.9% of the issued shares of our common stock and will be the single largest shareholder of our company.

Preferred Stock

We may issue up to 500,000 shares of our preferred stock, par value $0.001 per share, from time to time in one or more series. As of the date hereof, we have issued no shares of our preferred stock.

Warrants

Prior to the reverse acquisition and private placement, we had issued warrants to purchase 1,550,000 shares of common stock at an exercise price of $0.598 per share.

Options

Upon closing of the reverse acquisition and private placement, ActiveWorlds has no options issued or outstanding.

MARKET PRICE OF THE COMPANY’S COMMON STOCK

The following table sets forth, for the periods indicated, the range of quarterly high and low sales prices for our common stock which trades on the Over-the-Counter Bulletin Board under the symbol “AWLD”

Common Stock	High	Low
2008
First Quarter	$0.30	$0.21
Second Quarter	$0.48	$0.21
Third Quarter	$0.30	$0.16
Fourth Quarter	$0.30	$0.03

2007
First Quarter	$0.80	$0.45
Second Quarter	$0.70	$0.50
Third Quarter	$0.57	$0.55
Fourth Quarter	$0.57	$0.25

Item 5.01

Changes in Control of Registrant.

On September 29, 2009, we entered into the Reverse Acquisition Agreement with the Sellers including Vogue-Show, Dragon Lead, and the Dragon Lead stockholders, as more fully described in Item 2.02 above, and we completed the reverse acquisition on December 23, 2009, pursuant to which we made Dragon Lead a wholly-owned subsidiary of our company. On December 23, 2009, we completed the private placement immediately, as more fully described in Item 2.02 above.

Immediately following the closing of the reverse acquisition and private placement, assuming full exercise of the issued warrants, former Dragon Lead shareholders will own approximately 73.6% of our issued and outstanding common stock, of which Famous Grow will own approximately 39.9%, the pre-existing shareholders of ActiveWorlds will own approximately 8.7%, and investors in the private placement together with other relevant parties who received warrants in the private placement that closed concurrently with the reverse acquisition will own 17.7%.

At the consummation of the reverse acquisition, ActiveWorld’s sole director, Paul Goodman, appointed Jia Zhi Hong, Zhao Bin, Vince Orza, Xu Hai Xiao and Zhang Bin Nan to the board of directors of our company, with Jia Zhi Hong serving as chairman and chief executive officer. The directors and officers of ActiveWorlds prior to the reverse acquisition then resigned as officers and directors of our company upon the closing of the reverse acquisition. In addition, concurrently with the closing of the reverse acquisition, our company’s board appointed Zhao Bin as chief financial officer, general manager and executive vice president.

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

Upon closing of the reverse acquisition, the board of directors and executive management of our company was as follows:

Name	Age	Position
Jia Zhi Hong	47	Chairman of the Board of Directors and Chief Executive Officer

Zhao Bin	40	Chief Financial Officer, General Manager and Vice President

Vince Orza (1)	56	Independent Director

Xu Hai Xiao	37	Independent Director

Zhang Bin Nan	37	Independent Director

Luo An Ying	46	Financial Controller

Guo Yong	36	Director of Research and Development

Qian Lei	36	Director of Marketing

Lu Jia Wen	28	Chief Designer

Huang Yi	30	Company Secretary

———————

(1)

The appointment of Dr. Orza will become effective upon the Company acquiring Directors and Officers insurance and Dr. Orza and the Company reaching an agreement upon a Director’s compensation package.

Jia Zhi Hong co-founded Wuhan Kingold and has served as the chairman of the board since its establishment in 2002. Mr. Jia served in the rear supply service department of the People’s Liberation Army in Guangzhou and Wuhan, and was responsible for managing gold mines owned by the Army. Upon retirement from the Army he decided to operate a private business in the gold jewelry industry and became the founder and first general manager of Wuhan Kingold. Mr. Jia is a college graduate holding a bachelor’s degree.

Zhao Bin has been a director and Chief Executive Officer of Wuhan Kingold since 2008. Mr. Zhao has over 20 years of experience in the jewelry industry and is recognized as highly experienced and knowledgeable in China’s gold jewelry industry. From 1990 to 2008, Mr. Zhao served as the chief technology officer at Foshan Arts & Crafts Works Company Limited and Shenzhen Batar Jewelry Company Limited. Mr. Zhao is currently a deputy director of Shenzhen City Committee for Protection of Well-Known Trademarks and the Gold and Silver Jewelry Processing and Manufacturing Commission in Guangdong Province. Mr. Zhao is also a standing member to the China Gems & Jewelries Trade Association, and a member of the mediation committees of the Shanghai Gold Exchange. Mr. Zhao graduated from Sun Yat-sen University in 1988 with a bachelor’s degree in science and technology.

Vince Orza was named the Dean of the Meinders School of Business at Oklahoma City University in 2005. Previously, Dr. Orza founded Eateries, Inc., a national restaurant chain operating in over 26 states across the United States under the names of Garfield’s Restaurant & Pub, Garcia’s Mexican Restaurants & Pepperoni Grill Italian Bistros. Dr. Orza served as the Chairman, President and CEO of Eateries, Inc., growing the company from inception to attaining more than $100 million in annual sales. Orza took Eateries Inc. public in 1986 (Nasdaq: EATS), orchestrated a going private transaction in 2004 and sold the company in 2006.

From 1980-90 Dr. Orza was a television news reporter and anchor for ABC-TV affiliate KOCO-TV in Oklahoma City. He was the recipient of two United Press International (UPI) awards, three awards from the Oklahoma Education Association and several prestigious Gannett Awards for broadcast excellence in news. Upon being named Dean of the Meinders School in 2005, Dr. Orza returned to television providing economic commentary and analysis for CBS-TV affiliate KWTV. Vince has written numerous columns for newspapers and broadcast media.

Dr. Orza was previously a tenured Associate Professor of Marketing at the University of Central Oklahoma where he received numerous national fellowships in advertising and marketing. A contributing editor to several textbooks in business, Dr. Orza has written and presented numerous professional papers in marketing and holds a Doctorate from the University of Oklahoma and a Bachelor and Masters degree from Oklahoma City University. Vince has served on more than two dozen civic and charitable boards. In addition, Dr. Orza was voted one of 1998’s 10 Best Performing CEOs by Restaurant Business Magazine.

Xu Hai Xiao serves as our independent director. He is a banking expert and has extensive experience in capital markets. He graduated with a master degree in accounting.

Zhang Bin Nan has served as the independent director of Wuhan Kingold since 2008. He graduated from the Graduate University of Chinese Academy of Science with a masters degree. He is the vice president and secretary-general of China Gold Association. He is also the director of Beijing Gold Economic Research Center, and the chief director of China Gold Newspaper.

Luo An Ying has served as the financial controller of Wuhan Kingold since 2004. Mr. Luo has over 20 years of experience in finance and accounting. He had worked for several companies in charge of accounting before he joined Wuhan Kingold. Mr. Luo graduated from Zhongnan University of Economics and Law with a degree in business and economics management,

Guo Yong has served as the director of research and development of Wuhan Kingold since 2008. Mr. Guo has more than ten years of experience in advertising, marketing and management. Mr. Guo previously worked with Huikai Group, Gansu International Cultural Development Company Limited and Shenzhen Tongxin Jewelry Company Limited. Mr. Guo is highly experienced in business management and brand promotion. Mr. Guo has helped us to develop the first real-time sales network system in the gold jewelry industry and played an important role in launching our campaign for promoting the “V-gold” concept products certified by the World Gold Commission. Mr. Guo is a college graduate holding a bachelor’s degree.

Qian Lei has served as the director of marketing of Wuhan Kingold since 2002. Mr. Qian is a college graduate holding a bachelor’s degree.

Lu Jia Wen has served as our chief designer since 2008. Mr. Lu served as a designer in Guangzhou Xili Jewelry Company Limited from 2001 to 2005 and was the chief designer in Shenzhen Batar Jewelry Company Limited from 2005 to 2008. Mr. Lu graduated from Guangxi Art College majoring in jewelry design.

Huang Yi has served as the company secretary of Wuhan Kingold since 2004. Mr. Huang served as an auditor in Peking Certified Public Accountants before he joined Wuhan Kingold. He is a college graduate holding a bachelor’s degree

Except as noted above, the above persons do not hold any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act.

Family Relationships

None.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of our company during the past five years.

There have been no material proceedings to which any director, officer or affiliate of our company, any owner of record or beneficially of more than five percent of any class of voting securities of our company, or any associate of any such director, officer, affiliate of our company, or security holder is a party adverse to our company or any of its subsidiaries, or to which any of such persons has a material interest adverse to our company or any of its subsidiaries.

The Board of Directors and Committees

Our Board of Directors does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by our Board of Directors as a whole. Our company is not required to maintain such committees under the rules applicable to companies that do not have securities listed or quoted on a national securities exchange or national quotation system. We intend to create board committees, including an independent audit committee, in the near future. If we are successful in listing our common stock on the American Stock Exchange or Nasdaq, we would be required to have, prior to listing, an independent audit committee formed, in compliance with the requirements for such listing and in compliance with Rule 10A-3 of the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Prior to the reverse acquisition on December 23, 2009, we were a shell company since 2002 when we sold our operating business and we then sought to acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The officers and directors of our company prior to the reverse acquisition are no longer employed by or affiliated with our company. Paul Goodman, our President, Secretary, Treasurer and Director, was our only executive officer. Mr. Goodman receives no compensation, except in 2008 he received 250,000 five-year warrants exercisable at $0.16 per share which exercise price was adjusted to $0.598 per share.

Our Chief Executive Officer and Chairman of the Board, Jia Zhi Hong, determined the compensation for our current executive officers to be earned and paid in fiscal 2009. Compensation for our current executive officers is determined with the goal of attracting and retaining high quality executive officers and encouraging them to work as effectively as possible on our behalf. Key areas of corporate performance taken into account in setting compensation policies and decisions are growth of sales, cost control, profitability, and innovation. The key factors may vary depending on the area of business in which a particular executive officer’s work is focused. Compensation is designed to reward executive officers for successfully meeting their individual functional objectives and for their contributions to our overall development. For these reasons, the elements of compensation of our executive officers are salary and bonus. Salary is paid to cover an appropriate level of living expenses for executive officers and the bonus is paid to reward executive officer for individual and company achievement. With respect to the amount of a bonus, Jia Zhi Hong evaluates our company’s achievements for the fiscal year based on performance factors and results of operations such as revenues generated, cost of revenues, net income, and whether we obtain significant contracts. Jia Zhi Hong also conducts a monthly and annual evaluation of the achievement level of an executive based on individual performance measurements, such as contribution to the achievement of the company’s goals and individual performance metrics based on their positions and responsibilities. Bonuses are paid at the end of each fiscal year.

We believe that the salaries paid to our executive officers during 2008 and 2007 are indicative of the objectives of our compensation program and reflect the fair value of the services provided to our company, as measured by the local market in China. We determine market rate by conducting a comparison with the local geographic area averages and industry averages in China. Currently, we have no specific plans to provide raises after we have become a company with securities publicly traded in the United States. Although no specific plans have yet been discussed, we may adopt such a plan to provide raises to our executive officers in the future. Adopting higher compensation in the future may be based on the increased amount of responsibilities to be assumed by each of the executive officers after we become a publicly listed company. Executive compensation for 2009 will follow the same evaluation methods as were used for 2008. We may also expand the scope of our compensation, such as the possibility of granting options to executive officers and tying compensation to predetermined performance goals.

Our Board of Directors does not currently have a compensation committee. We anticipate that our Board of Directors will establish a compensation committee in the near future that will comprise non-employee members of our Board of Directors. Our current expectation is that the compensation committee of our Board of Directors will perform, at least annually, a strategic review of the compensation program for our executive officers to determine whether it provides adequate incentives and motivation to our executive officers and whether it adequately compensates our executive officers relative to comparable officers in other companies with which we compete for executives. Those companies may or may not be public companies or companies located in the PRC or even, in all cases, companies in a similar business.

Summary Compensation Tables

The following table sets forth information concerning the compensation for the fiscal years ended December 31, 2007 and 2008 of the principal executive officer, principal financial officer, in addition to our three most highly compensated officers whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer of the registrant at the end of the last fiscal year.

Name and Position	Year	Salary	Bonus	All other compensation (1)	Total

Jia Zhi Hong Chief Executive Officer	2008	RMB120,000 (Approximately $17,508)	$-	$ -	RMB120,000 (Approximately $17,508)
	2007	RMB120,000 (Approximately $17,508)	-	-	RMB120,000 (Approximately $17,508)

Zhao Bin General Manager	2008	RMB747,000 (Approximately $108,984)	$-	RMB42,535 (Approximately $6,206)	RMB789,535 (Approximately $115,190)
	2007	-	-	-	-

Paul Goodman (2)	2008	0	$0	$0	$0
Former sole officer and	2007	0	0	0	0
and former sole director

———————

(1)

Relates to automobile, housing and medical personal benefits.

(2)

Paul Goodman resigned from all positions with our company upon the close of the reverse acquisition on December 23, 2009.

Grants of Plan-Based Awards in 2008

There were no option grants in 2008.

Outstanding Equity Awards at 2008 Fiscal Year End

There were no option exercises or options outstanding in 2008.

Option Exercises and Stock Vested in 2008

There were no option exercises or stock vested in 2008.

Pension Benefits

There were no pension benefit plans in effect in 2008.

Nonqualified defined contribution and other nonqualified deferred compensation plans

There were no nonqualified defined contribution or other nonqualified deferred compensation plans in effect in 2008.

Employment Agreements

Our indirect subsidiary Wuhan Kingold has an employment agreement with our general manager and vice president, Mr. Zhao Bin, dated April 1, 2008. The employment agreement has a five-year term beginning on April 1, 2008 and ending on March 30, 2013. Mr. Zhao’s employment agreement provides for a monthly salary of approximately $1,460.

The employment agreement provides that the parties may terminate the agreement upon mutual agreement. The employee may terminate his employment upon 30 days advanced written notice to the employer or immediately under certain circumstances including if the employer forces the employee to work in a hostile environment or under threat or deprival of safe and healthy working conditions. The employment agreement also provides that the employer may terminate such agreement upon 30-days advanced written notice to the employee or immediately upon the payment of one month’s salary to the employee. The employment agreements contain general provisions for mediation, arbitration and litigation in the case of any dispute arising out of the employment agreements that cannot first be settled by consultation and negotiation.

Our company does not have any employment agreements with its executive officers and directors, but intends to enter into such agreements in the near future.

Director Compensation

We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity. We intend to develop such a policy in the near future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dragon Lead

Upon closing of the reverse acquisition, Dragon Lead became a wholly-owned subsidiary of ActiveWorlds Corp., which companies have interlocking executive and director positions.

Reverse Acquisition

On December 23, 2009, ActiveWorlds completed the reverse acquisition with Dragon Lead and the former shareholders of Dragon Lead. At the closing, Dragon Lead became a wholly-owned subsidiary of ActiveWorlds and 100% of the issued and outstanding securities of Dragon Lead were exchanged for securities of ActiveWorlds. An aggregate of 66,208,466 shares of common stock were issued to the shareholder. As of the close of the reverse acquisition, the formed shareholders of Dragon Lead owned approximately 73.6% of the issued and outstanding stock of ActiveWorlds.

Our Board of Directors resigned in full and appointed Jia Zhi Hong, Zhao Bin, Vince Orza, Xu Hai Xiao and Zhang Bin Nan to the board of directors of our company, with Jia Zhi Hong serving as chairman. Our board of directors also appointed Jia Zhi Hong as chief executive officer, Zhao Bin as chief financial officer, general manager and vice president, Luo An Ying as financial controller, Huang Yi as company secretary, Guo Yong as director of research and development, Qian Lei as director of marketing and Luo Jia Wen as chief designer.

Make Good Escrow Arrangement

On December 23, 2009, Huo Famous Grow entered into a make good escrow agreement with the private placement investors, pursuant to which Famous Grow has deposited 3,791,218 ActiveWorlds shares into an escrow account as make good shares in the event the after-PRC-tax net income of Wuhan Kingold for the years ended December 31, 2009, 2010 and 2011, is less than RMB65 million, 100 million and 150 million, respectively, as set forth in the make good escrow agreement.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of its bylaws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. As of the Effective Time of the reverse acquisition, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•

indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•

advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•

obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT FOLLOWING THE REVERSE ACQUISITION

Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable on December 23, 2009 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Immediately prior to the closing of the reverse acquisition and private placement, we had outstanding 6,250,010 shares of common stock, warrants to purchase 1,550,000 shares of common stock. Immediately after the closing of the reverse acquisition and private placement, we will have 83,532,744 issued and outstanding shares of common stock, no options, warrants to purchase 1,550,000 shares of common stock at an exercise price of $0.598 per share and warrants to purchase 5,120,482 shares of common stock at an exercise price of $0.498 per share.

The following table sets forth certain information with respect to beneficial ownership of our common stock immediately after the closing of the reverse acquisition and the private placement based on 83,532,744 issued and outstanding shares of common stock, by:

•

Each person known to be the beneficial owner of 5% or more of our outstanding common stock;

•

Each executive officer;

•

Each director; and

•

All of the executive officers and directors as a group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Wuhan Kingold Jewelry Company Limited, No. 15 Huangpu Science and Technology Park, Jiangan District Wuhan Hubei Province, the People’s Republic of China 430023.

Name and Address of Beneficial Owner	Title	Beneficially Owned Post-Reverse Acquisition and Private Placement	Percent of Class

Directors and Executive Officers:

All Officers and Directors as a Group (total of 10 persons)		0	0

5% Stockholders:

Famous Grow		35,851,885	42.9%
Bright Vision		7,415,348	8.9
Tianjing Fortune Venture Capital Co., Ltd. whose major shareholder is Mr. Liu		7,415,348	8.9
Eternal Grace Development Limited		4,608,109	5.5
Fok, Wing Lam Winnie (1)		35,851,885	42.9
Michael Gardner (2)		5,103,343	6.1

———————

(1)

According to the Call Option Agreement entered into by and among Jia Zhi Hong, Zhao Bin and Fok Wing Lam Winnie on December 21, 2009, Mr. Jia Zhi Hong and Mr. Zhao Bin together have the ability to acquire 100% of the shares of Famous Grow, provided that they exercise their Call Options once all the conditions listed in the Agreement have been fully satisfied.

(2)

Includes (a) 2,372,289 warrants to purchase Common Stock, and (b) 857,894 shares of Common Stock held by Baytree Capital Associates LLC of which Mr. Gardner is the managing member.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the consummation of the reverse acquisition, ActiveWorld’s sole director immediately prior to the reverse acquisition appointed Jia Zhi Hong, Zhao Bin, Vince Orza, Xu Hai Xiao and Zhang Bin Nan to our company’s Board of Directors, with Jia Zhi Hong serving as Chairman. The sole director and officer of ActiveWorlds prior to the reverse acquisition, Paul Goodman then resigned as an officer and the sole director of our company. In addition, concurrent with the closing of the reverse acquisition, our company’s board appointed Jia Zhi Hong as chief executive officer, Zhao Bin as chief financial officer, general manager and vice President, Luo An Ying as financial controller, Huang Yi as company secretary, Guo Yong as director of research and development, Qian Lei as director of marketing and Luo Jia Wen as chief designer.

For complete information regarding our new officers and directors, refer to “Executive Officers, Directors and Key Employees” under Item 5.01, above.

Item 5.06

Change in Shell Company Status.

Prior to the closing of the reverse acquisition, ActiveWorlds was a “shell company” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As described in Item 2.01 above, which is incorporated by reference into this Item 5.06, ActiveWorlds ceased being a shell company upon completion of the reverse acquisition on December 23, 2009.

Item 9.01

Financial Statements and Exhibits.

Exhibit

Description

10.1

Securities Purchase Agreement

10.2

Registration Rights Agreement

10.3

Form of Warrant

99.1

Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on it behalf of the undersigned hereunto duly authorized.

Dated: December 23, 2009

ACTIVEWORLDS CORP.

By:	/s/ Jia Zhi Hong
Name: Jia Zhi Hong
Title: Chief Executive Officer